Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LIFEWAY FOODS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT 2019

Notice of 2019 Annual Shareholders Meeting

Date	June 20, 2019

Time	2:00 p.m. Central Time

Place	Holiday Inn, 5300 W. Touhy Avenue, Skokie, Illinois 60077

Record date	April 22, 2019. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.

Proxy voting	Make your vote count. Please vote your shares promptly to ensure the presence of a quorum at the Annual Meeting. Voting your shares now via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form will save the expense and extra work of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope with postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting, as your proxy is revocable at your option. We are requesting your vote to:

Items of business	•	Elect 8 members of Lifeway’s Board of Directors to serve until the 2020 Annual Meeting of Shareholders (or until successors are elected or directors resign or are removed)
	•	Ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2019
	•	Approve, on a non-binding advisory basis, the compensation paid to our named executive officers (the “say-on-pay” vote)
	•	Vote, on a non-binding advisory basis, on the frequency (i.e., every one, two, or three years) of holding the say-on-pay vote
	•	Transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

By Order of the Board of Directors

Douglas A. Hass
General Counsel and Assistant Secretary
April 30, 2019

2019 Proxy Statement

A Letter from Our Board of Directors

April 30, 2019

Morton Grove, Illinois

Dear Fellow Shareholders,

We cordially invite you to attend the 2019 Annual Meeting of Shareholders of Lifeway Foods, Inc. (the “Annual Meeting”), an Illinois corporation, which will be held on Thursday, June 20, 2019, at 2:00 p.m., local time, at the Holiday Inn, 5300 W. Touhy Avenue, Skokie, Illinois 60077. At the Annual Meeting, you will have the opportunity to vote on four important proposals: the election of directors, the ratification of our selection of our independent auditor, and two advisory votes related to our named executive officer compensation.

Only shareholders of record at the close of business on April 22, 2019 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

YOUR VOTE IS VERY IMPORTANT! We hope you will attend the Annual Meeting in person. However, regardless of whether you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. We encourage you to promptly vote and submit your proxy via the Internet, by toll-free telephone, or if you receive this proxy by mail, by signing, dating, and returning the enclosed proxy card in the envelope provided. If you received more than one proxy card, that is an indication that your shares are registered in more than one account. Please complete and return a proxy for each proxy card you receive. If you attend the Annual Meeting, you can vote in person even if you previously submitted your proxy.

Thank you for your continued investment in Lifeway. We look forward to seeing all of you on June 20.

ON BEHALF OF THE BOARD OF DIRECTORS

Douglas A. Hass

General Counsel and Assistant Secretary

2019 Proxy Statement

LIFEWAY FOODS, INC.

6431 Oakton Street

Morton Grove, Illinois 60053

_________________________________

PROXY STATEMENT

_________________________________

2018 ANNUAL MEETING OF SHAREHOLDERS

June 20, 2019

2019 Proxy Statement

2019 Proxy Statement

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2019 Proxy Statement

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1.	INFORMATION ABOUT THE MEETING

Date	June 20, 2019

Time	2:00 p.m. Central Time

Place	Holiday Inn, 5300 W. Touhy Avenue, Skokie, Illinois 60077

General

The enclosed proxy is solicited by the Board of Directors (the “Board”) of LIFEWAY FOODS, INC. (“Lifeway,” “we,” “us,” or the “Company”) for use at Lifeway’s 2019 Annual Meeting of Shareholders to be held on Thursday, June 20, 2019, at 2:00 p.m., local time, or at any adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held at the Holiday Inn, 5300 W. Touhy Avenue, Skokie, Illinois 60077. Lifeway’s telephone number is (847) 967-1010. This Proxy Statement and accompanying proxy materials are first being mailed to shareholders on April 30, 2019.

What Am I Voting On?

You will be entitled to vote on the following proposals at the Annual Meeting:

•	The election of the director nominees named herein to serve on our Board for a term of office expiring at the 2020 Annual Meeting of Shareholders or until their successors are elected and duly qualified (Proposal One);
•	The ratification of the selection of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal Two).
•	The approval, on a non-binding advisory basis, of the compensation paid to our named executive officers (the “say-on-pay” vote) (Proposal Three)
•	On a non-binding advisory basis, on the frequency (i.e., every one, two, or three years) of holding the say-on-pay vote (Proposal Four)
•	Any other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

Who Can Vote?

•	The Board has set April 22, 2019 as the Record Date for the Annual Meeting. You are entitled to notice and to vote if you were a holder of record of Common Stock as of the close of business on April 22, 2019. Your shares may be voted at the Annual Meeting only if you are present in person or your shares are represented by a valid proxy.

YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

2019 Proxy Statement - 1

How Can I Vote My Securities?

Shareholders of record at the close of business on April 22, 2019 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share of Common Stock held as of the Record Date. You can obtain directions to the Annual Meeting by calling Lifeway at (847) 967-1010.

If you are a stockholder of record, you may vote your shares in one of the following ways:

To vote IN PERSON, come to the Annual Meeting (or send a personal representative with an appropriate proxy) and we will give you a ballot when you arrive.
To vote THROUGH THE INTERNET, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the proxy card. Your Internet vote must be received by 11:59 p.m., Eastern Time on June 19, 2019 to be counted.
To vote BY PHONE, call (800) 690-6903 and follow the pre-recorded instructions. You will be asked to provide the company number and control number from the proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 19, 2019 to be counted.
To vote BY MAIL using the proxy card delivered to you, simply complete, sign, and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

For our Beneficial Shareholders: The method of voting by proxy differs for shares held as a record holder and shares held beneficially through another holder of record (sometimes referred to as holding shares in “street name”). If you hold your shares of Common Stock in street name (meaning your shares are held of record by a broker, bank, or other nominee), you will receive voting instructions from that holder of record. If you wish to vote in person at the meeting, you must obtain a legal proxy from the holder of record of your shares and present it at the meeting.

Quorum; Abstentions; Broker Non-Votes

As of the Record Date, 15,817,138 shares of Lifeway’s Common Stock, no par value, were issued and outstanding. We have no other class of securities outstanding. A majority of the aggregate voting power of the outstanding shares of Common Stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the aggregate voting power of the shares of Common Stock present, in person and by proxy, at the Annual Meeting does not constitute the required quorum, we may adjourn the Annual Meeting to a subsequent date for the purpose of obtaining a quorum.

Shares of Common Stock that are voted “FOR,” “WITHHOLD,” or “AGAINST” on a matter are treated both as being present for purposes of establishing a quorum and as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter. Abstentions and Broker Non-Votes (i.e., shares of Common Stock held as of the Record Date by brokers or other custodians as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal on which the broker has expressly not voted. Abstentions and Broker Non-Votes, therefore, will have no effect on proposals that require a plurality or majority of Votes Cast for approval, but will have the same effect as a vote “against” proposals requiring any percentage of the outstanding voting securities for approval. Brokers do not have discretionary authority to vote on the election of directors.

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Deadline for Receipt of Shareholder Proposals to be Presented at our 2020 Annual Meeting

In order for any shareholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be included in our Proxy Statement to be issued in connection with the 2020 Annual Meeting of Shareholders, we must receive such shareholder proposals no later than December 31, 2019. Any such shareholder proposal submitted, including any accompanying supporting statement, may not exceed 500 words, per Rule 14a-8(d) of the Exchange Act. All shareholder proposals must be made in writing and addressed to Lifeway’s Secretary or Assistant Secretary, c/o Lifeway Foods, Legal Department, 6101 West Gross Point Road, Niles, Illinois 60714.

Proxy Card and Revocability of Proxy

You may vote by completing and mailing the enclosed proxy card. As a shareholder of record, if you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy as follows:

Proposal	Vote
1	FOR the election of the director nominees named herein, unless you are a record holder of your shares and specifically withhold authority to vote for one or more of the director nominees;

2	FOR ratifying the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

3	FOR approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers in fiscal year 2018; and

4	For a frequency of EVERY THREE YEARS, on a non-binding, advisory basis, to hold advisory votes to approve the compensation paid to our named executive officers.

NOTE: If you hold your shares through a broker in “street name,” your broker will not be allowed to vote on Proposal One unless you direct your broker as to such vote.

In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business as of the date of this Proxy Statement that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, we did not receive any shareholder proposals or nominations on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

If you vote by proxy, you may revoke that proxy or change your vote at any time before it is voted at the Annual Meeting. Shareholders of record may revoke a proxy or change their vote prior to the Annual Meeting by delivering to Lifeway’s Secretary or Assistant Secretary, c/o Legal Department, Lifeway Foods, 6101 West Gross Point Road, Niles, Illinois 60714, a written notice of revocation, a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attending the Annual Meeting will not, by itself, revoke a proxy. If your shares are held in the name of a bank, broker, or other nominee, you may change your vote by submitting new voting instructions to your bank, broker, or other nominee. Please note that if your shares are held of record by a bank, broker, or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy issued in your name from the record holder (your bank, broker, or other nominee).

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Dissenters’ Right of Appraisal

Under Illinois General Corporation Law and Lifeway’s Certificate of Incorporation, shareholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted on at the Annual Meeting.

Availability of Proxy Materials and Solicitation of Proxies

Lifeway will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the accompanying annual report and proxy card and any additional information furnished to shareholders.

We may supplement the original solicitation of proxies by mail by certain of our directors, executive officers, and regular employees, without additional compensation, in person, or by telephone, e-mail, or facsimile. We will not pay any additional compensation to directors, executive officers, or regular employees for such services. We may reimburse brokerage firms, banks, custodians, and other persons representing beneficial owners of shares of Common Stock for their reasonable out-of-pocket expenses in forwarding the solicitation materials to those beneficial owners.

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple shareholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees. If you currently receive multiple copies of the proxy materials at the same address and wish to opt in to householding, or if you currently do not receive multiple copies and wish to opt out of householding, you may notify us in writing or by telephone. Lifeway will also promptly deliver an additional copy of the proxy materials to any shareholder who requests one. Any such request should be directed to Lifeway’s Secretary or Assistant Secretary, c/o Legal Department, Lifeway Foods, 6101 West Gross Point Road, Niles, Illinois 60714, (847) 967-1010.

Attending the Annual Meeting

Admission to the Annual Meeting is limited to shareholders as of the close of business on the Record Date with proof of ownership of Lifeway’s Common Stock, as well as valid government-issued photo identification, such as a valid driver’s license or passport. If your shares are held in the name of a broker, bank, or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting.

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2.	PROPOSALS TO BE VOTED ON AT THE MEETING

PROPOSAL ONE: ELECTION OF DIRECTORS

The Board currently consists of eight (8) directors, all of whom the Board has nominated for re-election. Each nominee has consented to being named as a nominee for election as a director and has agreed to serve if elected. At the Annual Meeting, directors will be elected to serve a term of office expiring at the 2020 Annual Meeting of Shareholders or until their successors are elected and duly qualified, subject, however, to their prior death, disability, resignation, retirement, disqualification, or removal from office. Shareholders and their proxies are being asked to vote on these eight (8) persons nominated for the Board:

Name	Age	Director since	Occupation	ACG Committee Membership
Ludmila Smolyansky	69	2002	Founder, Management Advisor and Consultant to Lifeway Foods
George Sent	47	2019	Managing Director, Cascadia Capital	C, F
Julie Smolyansky	44	2002	CEO, Lifeway Foods
Edward Smolyansky	39	2017	COO, Lifeway Foods
Pol Sikar	71	1986	President, Montrose Glass & Mirror	M
Renzo Bernardi	81	1994	Founder and President, Renzo & Sons
Jason Scher	44	2012	Management Advisor and Consultant; Former COO of Vosges Haut-Chocolat	M
Laurent Marcel	47	2018	Director and Interim CEO, Harmless Harvest; Director and President, Danone Manifesto Ventures
ACG:			Audit and Corporate Governance Committee
C: Chair	M: Member		F: Financial Expert

Ö	The Board of Directors recommends that you vote “FOR” the election of each of the nominees.

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PROPOSAL TWO: RATIFY MAYER HOFFMAN McCANN P.C. AS OUR INDEPENDENT AUDITOR FOR FISCAL YEAR 2019

At a meeting held on March 15, 2019, Lifeway’s Audit and Corporate Governance Committee unanimously recommended the reappointment of Mayer Hoffman McCann P. C. (“MHM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2019. The Board considers the selection of MHM to be in the best interests of Lifeway and our shareholders. While the Audit and Corporate Governance Committee is responsible for the appointment, compensation, retention, termination, and oversight of the independent auditor, we are requesting, as a matter of good corporate governance, that shareholders ratify that selection. Our Audit and Corporate Governance Committee first engaged MHM on September 12, 2015, and MHM has been our independent registered public accounting firm since that date for periods ending after December 31, 2014. A representative of MHM is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if desired, and respond to appropriate questions.

The approval of the ratification of the appointment of MHM as our independent auditors for the fiscal year ending December 31, 2019 requires the affirmative vote of a majority of the Votes Cast. If the shareholders fail to ratify the selection, the Audit and Corporate Governance Committee may, but is not required to, reconsider whether to retain MHM. Even if the selection is ratified, the Committee in its discretion may direct the appointment of a different registered independent accountant at any time during the year if the Committee and Board determine that such a change would be in the best interest of Lifeway and its shareholders.

Ö	The Board of Directors recommends that you vote “FOR” the ratification of our independent auditor.

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PROPOSAL THREE: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We believe that both Lifeway and its shareholders benefit from sound corporate governance and compensation policies. As part of our obligations under the Exchange Act, and as part of our good corporate governance and overall shareholder outreach efforts, we provide periodic opportunities for our shareholders to cast advisory votes on the compensation of our named executive officers (commonly referred to as a “Say on Pay Proposal”). We are asking our shareholders to approve, on a non-binding advisory basis, the compensation paid to our named executive officers as described in the Compensation Discussion and Analysis section of this proxy statement.

Our Commitment: Pay for Performance

Through our ongoing shareholder engagement, we have learned that our investors favor compensation plans for our executives tied to specific performance measures that incentivize long-term performance and value creation. In 2016, 90.8% of the votes case supported our Say on Pay Proposal.

Since that last Say on Pay Proposal vote, we have continued to refine our compensation program so that it incorporates performance elements directly linked to achievement of our long-term strategic goals.

Key Features of Our Executive Compensation Program

•	69% of the annual total target compensation opportunities in fiscal year 2018 for our CEO and COO were performance-based
•	100% of the annual target incentive compensation opportunities in fiscal year 2018 for our CEO and COO were tied to achieving pre-established company-wide financial targets
•

100% of the annual target equity opportunity for our named executive officers in fiscal year 2018 was offered in the form of a performance-based stock award with payouts based on achievement against pre-established financial performance objectives

•

We adjust our performance targets for each fiscal year based on prior year results and financial and operational goals that we believe correlate with operating performance and long-term stock performance

•	Our target equity awards include a multiplier to reward significant positive outperformance, thereby strengthening the alignment of the interests of our executive officers with the interests of our long-term shareholders

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Our Commitment: An Incentive-Focused Compensation Program

We design our executive compensation program to attract, motivate, and retain the key executives who drive our success. We have designed our compensation program to align our executives’ pay with our shareholders’ long-term interests.

Our Incentive-Focused Program Provides

•	A competitive total target pay opportunity compared to the overall employment market for our executives
•	A target compensation opportunity consisting of a majority of: o Pay based on performance o Equity compensation

•	Both short-term and long-term incentives
•	Enhanced retention by subjecting all equity-based incentive compensation to multi-year performance vesting
•	A prudent use of our 2015 Omnibus Plan that was approved by shareholders

•	An incentive to avoid unnecessary and excessive risk taking

Our Commitment: Sound Executive Compensation Practices

The compensation program for our executive officers demonstrates we follow best corporate governance practices.

	We DO:		We DO NOT:
Ö	Maintain a robust director and executive stock ownership policy that helps align the interests of our shareholders with our directors and named executive officers	X	Insulate our executives from the effects of poor stock price performance on equity awards or holdings
Ö	Have a strong clawback policy to ensure accountability	X	Offer uncapped cash or equity incentive plans

Ö	Prohibit short sales, hedging, and trading in derivatives of our securities	X	Enter into executive employment contracts with “change in control” provisions
Ö	Appoint a fully independent Audit and Corporate Governance Committee	X	Offer tax gross-ups on perquisites
Ö	Engage an independent compensation consultant to advise the Audit and Corporate Governance Committee	X	Provide executive-only pension or retirement programs
Ö	Conduct annual reviews and approvals of our compensation philosophy and strategy	X	Guarantee cash or equity bonuses
Ö	Responsibly manage the use of long-term equity compensation pursuant to our shareholder-approved equity plan	X	Guarantee salary increases
		X	Maintain evergreen equity plans

We urge shareholders to read the Compensation Discussion and Analysis section of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and how we have designed them to achieve our compensation objectives. We also encourage shareholders to review the Summary Compensation Table and other related compensation tables and narratives in this proxy statement. All the foregoing provides detailed information about our named executive officers’ compensation. The Board and the Audit and Corporate Governance Committee believe that our policies and procedures effectively achieve our compensation objectives. Both the Board and Committee will continue to consider feedback obtained through our shareholder engagement processes and this and future Say on Pay Proposal votes in making future decisions about our executive compensation program.

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Therefore, in accordance with Section 14A of the Exchange Act, we are asking our shareholders to approve the following resolution at the Annual Meeting:

“RESOLVED, that our shareholders approve, on a non-binding advisory basis, the compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes and narrative discussion in the Proxy Statement for our 2019 Annual Shareholders Meeting.”

Approval of this proposal requires the affirmative vote of a majority of the Votes Cast on this proposal at the Annual Meeting (assuming that a quorum is present).

Ö	The Board of Directors recommends that you vote “FOR” approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers in fiscal year 2018.

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PROPOSAL FOUR: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We believe that both Lifeway and its shareholders benefit from sound corporate governance and compensation policies. As part of our obligations under the Exchange Act, and as part of our good corporate governance and overall shareholder outreach efforts, we provide periodic opportunities for our shareholders to cast advisory votes at least every six years on whether they would prefer to have future “Say on Pay” votes every year, every two years, or every three years, or abstain from voting on this proposal (commonly referred to as a “Say on Frequency” vote). We held a Say on Frequency vote in 2013, where 89% of our shareholders voted in favor of holding the Say on Pay vote every three years. Considering the voting results on this topic at our 2013 annual meeting, the Board recommends that future advisory votes to approve named executive officer compensation continue to be held every three years. Although the vote on this Proposal is advisory and non-binding, the Audit and Corporate Governance Committee and the Board value our shareholders' opinions and will consider the outcome of the vote in establishing the frequency with which we will hold advisory votes to approve named executive officer compensation in the future.

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote for a frequency of every “EVERY THREE YEARS” with respect to the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders determine, on a non-binding, advisory basis, that the frequency with which we should submit an advisory vote on the compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis, including the related compensation tables, notes and narrative discussion, in the Proxy Statement for our 2019 Annual Shareholders Meeting, to the shareholders is: every one year, two years, or three years.”

Approval of this proposal requires the affirmative vote of a majority of the Votes Cast on this proposal at the Annual Meeting (assuming that a quorum is present).

Ö	The Board of Directors recommends that you vote for a frequency of “EVERY THREE YEARS”, on a non-binding, advisory basis, to hold advisory votes to approve the compensation paid to our named executive officers.

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3.	CORPORATE GOVERNANCE AT LIFEWAY

At Lifeway, we are committed to four ideals: using only all-natural, hormone- and GMO-free ingredients, global philanthropy, environmental responsibility, and local farming sustainability. We believe that strong and effective corporate governance is the foundation of our efforts to pursue these ideals and create a meaningful impact in our world.

Our shareholders elect the Board of Directors, whose primary responsibility is to foster Lifeway’s long-term health, growth, success, and financial condition, consistent with its fiduciary duty to our shareholders. The Board serves as our ultimate decision-making body, except for those matters reserved to or shared with the shareholders. The Board establishes broad corporate policies and oversees the members of senior management, who are charged by the Board with conducting Lifeway’s business.

In addition, the Board oversees these general areas of governance, as outlined in more detail in the Board of Directors section:

Audit and Finance

Integrity of financial reporting; internal controls over financial reporting and disclosure controls; internal and external audit; cybersecurity; legal and regulatory compliance; risk assessment and management

Compensation	Pay-for-performance compensation structure development; executive compensation and benefits; peer group analysis; succession plans; non-employee director compensation

Governance	Board and committee effectiveness; director qualification; shareholder engagement, governance framework; governance/corporate structure

Policy and Regulatory	Social responsibility; government relations activity; company policy; regulatory policy; legal and regulatory compliance; shareholder engagement

Key Governance Policies

Strong Clawback Policy

To help support accountability among our management team, the Board has adopted a specific clawback policy. Our executive officers and other senior executives who participate in our Omnibus Plan are subject to this comprehensive policy. Under it, the Board or the Audit and Corporate Governance Committee may seek to recover payments of incentive-based compensation awards, after considering the methods, costs, and benefits of doing so. Lifeway notifies each person receiving incentive-based compensation awards that the Board may elect to recover some or all of those awards if the performance results that led to an incentive payment are later subject to a restatement or other adjustment that would reduce the size of that payment. The Board or Committee may also seek recovery of up to the entire amount of any incentive compensation awarded during a period where a covered participant committed a significant legal or compliance violation.

Executive and Director Stock Ownership and Holding Policy

To better align the interests of our executive officers and independent directors with the interests of stockholders and further promote our commitment to sound corporate governance, in 2018, our Board adopted a stock ownership and holding policy, which it administers, interprets, and construes.

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Under the policy, our executive officers are required to own Lifeway Common Stock valued at 100% of their annual base salary. The individual minimum level for each executive officer is initially calculated using the executive officer’s base salary as of the date the person is first appointed as an executive officer. The Board recalculates and evaluates compliance with this minimum level each January 1st (for executive officers) or July 1st (for directors). Unless an executive officer has satisfied his or her applicable minimum ownership level, the executive officer is required to retain an amount equal to 50% of the net shares received as the result of the exercise, vesting, or payment of any equity awards granted to him or her. Thereafter, executive officers are required to (i) retain 25% of all such net shares, and (ii) continuously own sufficient numbers of shares to satisfy the minimum ownership requirement once attained, for so long as they remain executive officers.

The policy also requires each independent director to own Lifeway Common Stock valued at 100% of the annual retainer payable to such director. The policy provides that if Lifeway awards shares to independent directors, those directors must retain 50% of all net shares (post tax) that vest until the director meets the minimum share ownership requirement and 25% of all such net shares thereafter. This individual minimum level is then recalculated each year when an independent director is elected or re-elected to the Board. Our policy requires independent directors to whom we award shares to continuously own sufficient numbers of those shares to satisfy the requirements once attained for so long as they remain members of our Board.

Shares that count toward satisfaction of the stock ownership requirements for executive officers and directors include the following: (i) vested shares held outright or beneficially owned by the executive officer or director, regardless of how acquired; (ii) vested shares held by the spouse or dependent children of the executive officer or director; (iii) vested shares held in trust for the economic benefit of the executive officer or director, or the spouse or dependent children of the executive officer or director; (v) vested shares held in a 401(k), IRA, or other retirement plan. The following do not count towards satisfaction of the stock ownership guidelines: (i) unvested shares of any type; (ii) shares subject to pledge as collateral for a loan or in a margin account; (iii) unexercised stock options (whether vested or unvested); and (iv) vested incentive performance awards that are settled in cash rather than equity.

Exceptions to these share ownership and holding requirements may be made at the discretion of the Board if compliance would create severe hardship or prevent an executive officer or director from complying with a court order, such as part of a divorce settlement. The Board expects these instances will be rare. If an exception is granted in whole or in part, the Board will, in consultation with the affected executive officer or director, develop an alternative stock ownership guideline for that individual that reflects both the intention of the policy and that individual’s circumstances.

During fiscal year 2018, Ms. Smolyansky and Mr. Smolyansky satisfied the executive officer stock ownership requirements, and Ms. Feldman, Mr. Hanson, and Mr. Hass were progressing toward attaining their applicable requirements. Mr. Bernardi and Mr. Sikar satisfied the independent director ownership requirements during fiscal year 2018, and Mr. Scher was progressing toward attaining his applicable requirement. Mr. Sent was not appointed as a director until January 11, 2019. Given Danone North America PBC’s (“Danone”) ownership of approximately 22% of Lifeway’s common stock and Mr. Marcel’s status as Danone’s designated director, the Board has determined that he is exempt from these requirements.

The ownership levels of our named executive officers and non-employee directors as of the Record Date are set forth in the table entitled “Ownership of Common Stock by Certain Beneficial Owners and Management” below. The stock ownership and holding policy described above prescribes the amount and length of time executives or directors have to hold their stock after exercise or vesting.

Insider Trading Policy and Rule 10b5-1 Sales Plans

Consistent with our Corporate Governance Guidelines, we have an insider trading policy that prohibits our officers, directors, and certain other employees and persons from engaging in, among other things, short sales; hedging of stock ownership positions; trading in options, puts, calls, or other derivative instruments relating to Lifeway’s common stock; or buying Lifeway common stock on margin. Our policy also prohibits pledging Lifeway’s common stock as collateral for a loan without prior approval of Lifeway’s designated compliance officer and the Board of Directors. Our insider trading policy does permit our officers, directors, and employees to enter into trading plans complying with Rule 10b5-1 under the Exchange Act.

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4.	LIFEWAY’S BOARD OF DIRECTORS

Board Leadership Structure

The Board believes that our shareholders are best served if the Board retains flexibility to decide what leadership structure works best for us under our current facts and in our current circumstances. Since 2002, we have maintained separate positions of Chairperson of the Board, Chief Executive Officer, and, since we established the position in 2018, Lead Independent Director. Our CEO has primary responsibility for our day-to-day leadership and strategic direction, and our Chairperson facilitates oversight of management, promotes communication among management and between management and the Board, and sets and maintains Board culture. Pursuant to Board policy, the chairperson of the Audit and Corporate Governance Committee also serves as the Board’s Lead Independent Director. The Lead Independent Director presides over meetings of independent directors.

Currently, Ludmila Smolyansky serves as Chairperson of the Board, Julie Smolyansky as Chief Executive Officer, and George Sent as Lead Independent Director. These leaders have an excellent working relationship and offer Lifeway a complementary array of skills, knowledge, and abilities. We believe that our leadership structure, with a separate Chief Executive Officer, Chairperson of the Board, and Lead Independent Director, is optimal for us because it allocates authority, responsibility, and oversight among management and key Board members.

Board Composition

Our Board believes that believes that its directors should be of a diverse group of individuals who have broad experience and the ability to exercise sound business judgment. The Board seeks to include members with diverse backgrounds, skills, and experience, including appropriate financial and other expertise relevant to our business. The Board’s current composition demonstrates our success in building such a group:

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Information About Our Nominees

Ludmila Smolyansky, Founder and Chairperson of the Board

Age: 69 Director Since: 2002	Board Leadership Roles: • Chairperson of the Board

LUDMILA SMOLYANSKY was appointed as a Director by the Board to fill a vacancy created by an increase of the maximum number of Directors up to seven and unanimously elected as the Chairperson of the Board in November 2002. Mrs. Smolyansky has been the operator of several independent delicatessen and gourmet food distributorship businesses, and imported food distributorships, and been a leading force in the health food market for over 40 years. Mrs. Smolyansky and Michael Smolyansky founded Lifeway and Mrs. Smolyansky served as our General Manager. In 2010, Mrs. Smolyansky retired as a Lifeway employee. She has continued to serve Lifeway as its Chairperson of the Board and as a full-time consultant since 2011. Mrs. Smolyansky devotes as much time as necessary to Lifeway’s business and currently holds no other directorships in any other reporting company. Mrs. Smolyansky is the mother of Julie Smolyansky (the President, Chief Executive Officer, and a Director of the Company) and Edward Smolyansky (the Chief Operating Officer, Treasurer, Secretary, and a Director of the Company).

Key Attributes, Experience and Skills:

Mrs. Smolyansky brings many years of food industry experience, historical perspective, and operational expertise to the Board. As Chairperson of the Board, Mrs. Smolyansky guides the Board in analyzing our strategic development. She brings to bear her historical knowledge of our business and industry to advise the Board on what strategies have been and can be successful and why. Mrs. Smolyansky’s business acumen allows her to lead the Board in long-term strategic planning. Her significant consumer products experience and international food industry background provide her with a broad understanding of the operational, financial, and strategic issues facing public companies like ours. In addition, as a founder and pioneer in cultured dairy, Mrs. Smolyansky has been a recognized leader in the organic and natural products industry for decades. Her in-depth knowledge about Lifeway, other manufacturers, and distributors and retailers across varying channels of distribution make her well qualified for service on our Board.

George Sent, Lead Independent Director

Age: 47 Director Since: 2019	Board Leadership Roles: • Lead Independent Director • Chairperson, Audit and Corporate Governance Committee • Audit Committee Financial Expert

GEORGE SENT was appointed as a Lifeway director effective January 11, 2019 and as Chairperson of our Audit and Corporate Governance Committee on March 22, 2019. Since 2018, Mr. Sent has been a Managing Director at Cascadia Capital focused on client relationships in the food, beverage, and agricultural sectors. His practice is focused on mergers and acquisitions, recapitalizations, restructurings and equity private placements. He joined Cascadia Capital from KeyBank Capital Markets, where from 2013 through 2018 he was the Head of Food & Beverage Mergers and Acquisitions, including sell-side, buy-side and strategic advisory assignments. From 2010 through 2013, Mr. Sent was an Executive Director – Consumer and Investment Retail Banker with Lazard. He also spent three years as Head of Corporate Finance and Investor Relations at The J.M. Smucker Company, and as an investment banker with Goldman Sachs. Mr. Sent holds an undergraduate degree from the University of Cincinnati, where he graduated in 1993 cum laude and Beta Gamma Sigma. He became a Certified Public Accountant in 2002. He also earned an M.B.A. from Cornell University in 2001, where he was a Johnson School Finance Fellow. He is on the Advisory Board of Magic Leap, Inc., and he is also on the Food Science Advisory Council at Cornell University. Mr. Sent devotes as much time as necessary to Lifeway business and currently holds no other directorships in any other reporting company.

Key Attributes, Experience and Skills:

Mr. Sent brings to the Board significant financial expertise developed through his experience in the food, beverage, and agricultural sectors. In addition to his strong financial expertise, Lifeway values his competencies in strategy, mergers and acquisitions, and capital market strategies. Mr. Sent has strong financial expertise, and a deep understanding of our industry. His executive experience and strategic expertise give him a broad understanding of the operational, financial and strategic issues facing public companies like ours.

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Julie Smolyansky, Chief Executive Officer and Director

Age: 44 Director Since: 2002	Board Leadership Roles: • None

JULIE SMOLYANSKY was appointed as a Director and elected President and Chief Executive Officer of Lifeway by the Board of Directors to fill the vacancies in those positions created by the death of her father, Michael Smolyansky, in June 2002. She is a graduate with a bachelor’s degree from the University of Illinois at Chicago. Prior to her appointment, Ms. Smolyansky spent six years as Lifeway’s Director of Sales and Marketing. Ms. Smolyansky also served as Lifeway’s Chief Financial Officer and Treasurer from 2002 to 2004. Under her leadership, Lifeway has brought its products into the mainstream, boosted annual revenues tenfold, and expanded distribution throughout the United States, Mexico, the UK, and Ireland, as well as portions of Central and South America and the Caribbean. She has been named to Fortune Business’s ‘40 under 40,’ Fortune’s 55 Most Influential Women on Twitter and Fast Company’s Most Creative People in Business 1000. She holds no other directorships in any other reporting company. Ms. Smolyansky is the daughter of Ludmila Smolyansky (the Chairperson of the Board), and brother of Edward Smolyansky (the Chief Operating Officer, Treasurer, Secretary, and a Director of the Company). Ms. Smolyansky’s family maintains a controlling interest in the Company, and the Board believes it is appropriate to provide for continuity of the representation of the Smolyansky family on the Board as a component of our succession planning strategy.

Key Attributes, Experience and Skills:

Ms. Smolyansky brings to the Board over twenty years of extensive experience in the dairy and consumer packaged goods industries including advertising; marketing and communications; public relations; digital, social, and event marketing; and consumer insights. Ms. Smolyansky provides the Board with unique perspectives and invaluable, in-depth knowledge of Lifeway, including strategic growth opportunities; personnel; relationships with key customers and suppliers; competitive product positioning; history; company culture; and all other aspects of Lifeway’s operations. As the Chief Executive Officer of a publicly traded company, Ms. Smolyansky brings experience working with the investor community and financial institutions. In addition, as a member of our founding family, Ms. Smolyansky is a recognized and prominent visionary and leader in the dairy and probiotic products industry with an in-depth knowledge of manufacturers, distributors, and retailers across all of our channels of distribution.

Edward Smolyansky, Chief Operating Officer, Secretary, Treasurer, and Director

Age: 39 Director Since: 2017	Board Leadership Roles: • None

EDWARD SMOLYANSKY was elected as a Director in June 2017 and is Lifeway’s Chief Operating Officer, Treasurer, and Secretary. Mr. Smolyansky was appointed as Chief Financial and Accounting Officer and Treasurer of Lifeway in November 2004 and appointed as the Chief Operating Officer and Secretary in 2012. He resigned his titles as Chief Financial Officer on January 1, 2016 and as Chief Accounting Officer on August 8, 2016. He also served as Lifeway’s Controller from June 2002 until 2004. He received his bachelor’s degree in finance from Loyola University of Chicago in December 2001. He holds no other directorships in any other reporting company. Mr. Smolyansky is the brother of President and CEO Julie Smolyansky and the son of Lifeway’s Chairperson of the Board Ludmila Smolyansky. Mr. Smolyansky’s family maintains a controlling interest in the Company, and the Board believes it is appropriate to provide for continuity of the representation of the Smolyansky family on the Board as a component of our succession planning strategy.

Key Attributes, Experience and Skills:

Mr. Smolyansky brings to the Board over fifteen years of extensive financial and operations experience in the dairy and consumer packaged goods industries, which makes him a valuable contributor to the Board. Under his operational leadership, Lifeway has successfully integrated several strategic acquisitions and successfully led the development of both manufacturing processes and products. Mr. Smolyansky provides the Board with unique perspectives and invaluable, in-depth knowledge of Lifeway, including strategic growth opportunities; personnel; relationships with key customers and suppliers; brand marketing; operations; mergers, acquisitions and divestitures; competitive product positioning; history; company culture; and all other aspects of Lifeway’s operations. As the Chief Operating Officer and former Chief Financial Officer of a publicly traded company, Mr. Smolyansky brings experience working with the investor community and financial institutions. In addition, as a member of our founding family, Mr. Smolyansky is a recognized leader in the dairy and probiotic products industry with an in-depth knowledge of manufacturers, distributors, and retailers across all our channels of distribution.

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Pol Sikar, Director

Age: 71 Director Since: 1986	Board Leadership Roles: • Independent Director • Member, Audit and Corporate Governance Committee

POL SIKAR has served as a Lifeway director since our inception in February 1986. He holds a master’s degree from the Odessa State Institute of Civil Engineering in Russia. For more than 40 years, he has been President and a major shareholder of Montrose Glass & Mirror Co., a company providing glass and mirror products to the wholesale and retail trade in the greater Chicago area. Mr. Sikar devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company.

Key Attributes, Experience and Skills:

Mr. Sikar brings a historical perspective to the Board along with executive and entrepreneurial experiences that provide Lifeway with insights into operational and strategic planning, and financial matters. His longtime service and institutional knowledge about Lifeway provide him with a broad understanding of the operational, financial, and strategic issues facing public companies like ours. His executive, operational, and financial experience make him well qualified for service on our Board.

Renzo Bernardi, Director

Age: 81 Director Since: 1994	Board Leadership Roles: • Independent Director

RENZO BERNARDI was elected as a director of Lifeway in 1994. Mr. Bernardi is the President and founder of Renzo & Sons, Inc., a dairy and food service company which has been in business since 1969 (formerly, Renzo-Milk Distribution Systems). He has nearly 50 years of experience in the dairy distribution industry. Mr. Bernardi is a graduate of Instituto Tecnico E Commerciale of Macomer, Sardinia. Mr. Bernardi devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company.

Key Attributes, Experience and Skills:

Mr. Bernardi brings nearly half a century of experience in the dairy industry, with a focus on dairy supply and distribution, along with historical perspective and executive and entrepreneurial experiences to the Board. His background provides Lifeway with insights into operational and strategic planning, and financial matters. His longtime service and institutional knowledge about Lifeway provide him with a broad understanding of the operational, financial, and strategic issues facing public companies like ours. His executive, operational, and financial experience, particularly in the dairy industry, make him well qualified for service on our Board.

Jason Scher, Director

Age: 44 Director Since: 2012	Board Leadership Roles: • Independent Director • Member, Audit and Corporate Governance Committee

JASON SCHER was elected as a Director of Lifeway to fill a vacancy on the Board of Directors in July 2012. Since 2016, he has been and advisor and consultant for several real estate development, hospitality, and consumer packaged goods companies in Chicago and California. From 2004 until 2016, Mr. Scher was the Chief Operating Officer of Vosges Haut-Chocolat, a leading manufacturer and seller of super premium chocolate confections in the U.S. Additionally, he is currently a Managing Member of South Shore Developers Group, a real estate development company focused on affordable housing in the Chicago area. From 2000 to 2004, Mr. Scher served as a principal in RP3 Development, a New York based construction management and development company that performed work nationwide. Mr. Scher started his career with XandO coffee bar/COSI Sandwich Bar in their real estate and construction group. Mr. Scher devotes as much time as necessary to Lifeway’s business and currently holds no other directorships in any other reporting company.

Key Attributes, Experience and Skills:

Mr. Scher brings a record of operational excellence in the food industry, and strategic experience across multiple industries from real estate to retail to the Board. In addition, he has advised a private company board; been an operational, team, and project leader; and served as a senior executive for nearly twenty years. His experience has provided him with a broad understanding of the operational, financial, and strategic issues facing public companies like ours. His industry, operational, and financial experience makes him well qualified for service on our Board.

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Laurent Marcel, Director

Age: 47 Director Since: 2018	Board Leadership Roles: • Independent Director

LAURENT MARCEL was appointed as a director of Lifeway to fill a vacancy on the Board on January 1, 2018. Mr. Marcel is a French citizen. He is a Director of Harmless Harvest, Inc. and Michel et Augustin, SAS and was formerly a Director of Danone North America Public Benefit Corporation. Mr. Marcel is serving as the interim CEO of Harmless Harvest, Inc. He is also a Director and President of Danone Manifesto Ventures, Inc. From 2011 to 2015, Mr. Marcel was Managing Director of Danone Nutricia India and then Managing Director of Danone India in Mumbai, where he oversaw the integration of a leading company in the Indian baby food market as well as the reorganization of Danone’s activities in India. From 2007 to 2010, Mr. Marcel was the CFO of Danone Dairy Russia & CIS in Moscow, where he oversaw the acquisition of Unimilk, a large Russian dairy company, and from 2010 to 2011 he served as the CFO of Danone Unimilk and the head of integration. Mr. Marcel joined Danone as a finance manager in 2002 in Paris, and in 2004 he became the CFO of Danone Aqua Indonesia (Danone’s water business in Indonesia) in Jakarta. Each of the above Danone entities are affiliated with Danone North America Public Benefit Corporation. Mr. Marcel graduated from HEC and Paris Law School in 1994, and he started his career practicing law in Paris and New York with a focus in mergers & acquisitions and private equity. Mr. Marcel devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company.

Key Attributes, Experience and Skills:

Mr. Marcel’s breadth of significant global legal, financial, and consumer packaged goods business experience makes him a valuable addition to our Board. In addition to his strong financial expertise, Lifeway values his competencies in strategy, mergers and acquisitions, and executive management, and his broad understanding of the consumer products industry. In addition, Mr. Marcel’s involvement as a director and senior executive for various Danone entities provides meaningful risk management insight and valuable governance skills, making him a valuable contributor to the Board.

Director Independence

At least annually and in connection with any individuals being nominated to serve on the Board, the Board reviews the independence of each director or nominee and affirmatively determines whether each director or nominee qualifies as independent. The Board believes that shareholder interests are best served by having a number of objective, independent representatives on the Board. A majority of the current Board, consisting of Mr. Bernardi, Mr. Marcel, Mr. Scher, Mr. Sent, and Mr. Sikar, are “independent directors” as defined in the listing standards of Nasdaq and none of them have relationships to Lifeway that are material to that director’s ability to be independent from management in connection with the duties of a board member.

The Audit and Corporate Governance Committee is composed solely of independent directors. In addition, the Board and the Audit and Corporate Governance Committee have complete and open access to any member of management and the authority to retain independent legal, financial, and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. The Board and Audit and Corporate Governance Committee also hold regularly scheduled executive sessions of only independent directors to promote discussion among the independent directors and assure independent oversight of management.

Voting for Directors; Director Resignation Policy

Each director in an uncontested election must be elected by a majority of the Votes Cast at the Annual Meeting, or by a plurality of the Votes Cast at the Annual Meeting in a contested election. If any nominee is not available for election at the time of the Annual Meeting (which we do not anticipate), the proxy holders named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election of such other person as the existing Board may recommend, unless the Board decides to reduce the number of our directors.

Consistent with our Bylaws, under our Board’s policy, any director who fails to be elected must offer to tender his or her resignation to the Board. The Board nominates for election or re-election as director, and fills director vacancies with, only those candidates who agree to tender their irrevocable resignations upon (1) the failure to receive the required vote at the annual meeting at which they face election or re-election and (2) Board acceptance of such resignation.

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If an incumbent director fails to receive the required vote for re-election, the Board and the Audit and Corporate Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Audit and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

Board Meetings and Attendance

The Board typically meets at least quarterly and holds special meetings when necessary. During the 2019 fiscal year, the Board intends to hold at least four regularly scheduled meetings and the independent directors serving on the Board intend to meet in executive session (i.e., without the presence of any non-independent directors or management) immediately following at least two regularly scheduled Board meetings. During the fiscal year ended December 31, 2018 (the “Last Fiscal Year”), the Board held eight (8) meetings. Except for Renzo Bernardi, who attended five of eight meetings, all directors standing for re-election who served on the Board during the Last Fiscal Year attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which they served in the Last Fiscal Year.

Pursuant to our Corporate Governance Guidelines, the Board expects attendance by Directors at Lifeway’s annual meetings. Each of the directors standing for re-election who served on the Board during the Last Fiscal Year attended the 2018 Annual Meeting of Shareholders and each of the nominees currently intends to attend this Annual Meeting.

Board Oversight

Shareholders elect the Board to oversee management and to serve shareholders’ long-term interests. Management is responsible for executing strategy, fulfilling our mission, maintaining our corporate culture, creating innovative, healthy probiotic products, establishing accountability and the “tone at the top,” and managing risk. The Board maintains an active dialogue with management to align our strategy with our goals, manage risk, and help identify key business opportunities in an ever-changing business environment. To support that dialogue, the Board, its Audit and Corporate Governance Committee, and individual directors have access to, meet with, and engage our management team, subject matter experts inside and outside Lifeway, our internal audit function, our auditors, and other external experts and advisors.

At Board and Committee meetings during each year, the Board assesses our business objectives, trends in our business and our markets, policy and regulatory objectives and developments, our budget and financial forecasts, and how Lifeway’s performance aligns with our strategy and goals. The Board looks to the focused expertise of its Audit and Corporate Governance Committee to inform its oversight.

The Board’s Risk Oversight

The Board of Directors recognizes that although management is responsible for identifying and managing day-to-day risk, the Board and each of its directors play a critical role in the oversight of that risk. The Board implements its risk oversight responsibilities by having management provide appropriate briefings and informational sessions on the significant risks that Lifeway faces and how we are seeking to control risk. In some cases, the Audit and Corporate Governance Committee is responsible for oversight of specific risk topics. For example, the Committee has oversight responsibility of our internal audit function and risks associated with financial accounting and audits, internal control over financial reporting, and major financial risk exposures.

As highlighted in detail below, the Board also has oversight responsibility of risks relating to Lifeway’s compensation policies and practices. At each regular meeting, or more frequently as needed, the Board considers reports from management and the Audit and Corporate Governance Committee that provide detail on risk management issues and management’s response. Lifeway believes that its leadership structure promotes effective Board oversight of risk management because management provides the Board, directly and through the Audit and Corporate Governance Committee, the information necessary to appropriately monitor, evaluate, and assess our overall risk management.

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The Board’s Compensation Oversight

Led by the Audit and Corporate Governance Committee and the Board’s independent directors, the Board discharges its responsibilities related to compensation of Lifeway’s executive officers and administers our incentive and equity compensation plans. The Board also evaluates non-employee director compensation. In addition, the Board is responsible for conducting a periodic risk evaluation of Lifeway’s compensation practices, policies, and programs.

In late 2018, the Audit and Corporate Governance Committee engaged the Lockton Companies (“Lockton”) to replace Willis Towers Watson, which had served as our independent compensation consultant for 2016, 2017 and for assessing proposed compensation for our executives and senior management for 2018. Like Willis Towers Watson, Lockton is engaged to advise the Committee on executive and director compensation matters. Lockton reports directly to the Board, and the Board has the sole power to terminate or replace Lockton at any time. Lockton also meets with both the Audit and Corporate Governance Committee and, as necessary, the Board during their regular meetings in executive session (where no members of management are present), and with the independent members of the Board outside of the Board’s regular meetings.

As part of its engagement of Lockton, the Board directed Lockton to work with our General Counsel, our Human Resources department, and other members of management to obtain information necessary for Lockton to make recommendations to the Audit and Corporate Governance Committee and Board, and to evaluate those of management. The Committee tasked Lockton with developing a compensation strategy that is built on the Committee’s prior work with Towers Watson and reflects our executive compensation philosophy. Additionally, Lockton reviewed our comparative peer group and suggested several refinements to it, which the Committee approved.

Using the newly refined peer group, Lockton analyzed the peer group’s comparative total direct compensation practices and mix of pay against Lifeway’s executive officer total direct compensation practices generally, as well as for fiscal year 2018 and as proposed for fiscal year 2019 specifically. At the Committee’s request, Lockton also made recommendations regarding the amount and mix of base and incentive compensation to be delivered to our executive officers and senior management team for fiscal year 2019.

During 2018, neither Towers Watson nor Lockton performed any other services for Lifeway. The Committee believes that there is no conflict of interest based on any prior relationship with Towers Watson or Lockton. In reaching this conclusion, the Committee considered the factors set forth in the SEC and Nasdaq rules regarding compensation advisor independence.

The Board’s Director Nominations Oversight

Led by the Audit and Corporate Governance Committee and the Board’s independent directors, the Board selects and evaluates qualified candidates for election or appointment to the Board, including by identifying individuals qualified to become Board members and members of Board committees; nominates director nominees for the next annual meeting of shareholders or for appointment to vacancies on the Board; and identifies individuals to serve as our executive officers.

There are no specific minimum qualifications that the Board believes that a director nominee must meet. However, the Board believes that director candidates should, among other things, possess high degrees of integrity and honesty; have literacy in financial and business matters; have no material affiliations with our direct competitors, suppliers, or vendors; and preferably have experience in our business and other relevant business fields (for example, finance, accounting, law and banking). As a matter of policy, the Board considers diversity together with other factors considered when evaluating candidates but does not have a specific diversity requirement.

The Board meets in advance of each of Lifeway’s annual meetings of shareholders to identify and evaluate the skills and characteristics of each potential nominee for election as one of our directors. The Board reviews the candidates in accordance with the skills and qualifications set forth in its Corporate Governance Guidelines and by Nasdaq rules. The Board evaluates all director candidates in the same manner, regardless of whether a shareholder or some other source recommends them.

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The Board’s Management Succession Planning Oversight

One of our Board’s principal duties is to review management succession planning. The Board reviews its management succession plans annually and plans for the development, retention, and replacement of executive officers, including the Chief Executive Officer and Chief Financial Officer. Additionally, the Board oversees the risks and exposures associated with management succession planning. Our Board believes that the directors and Lifeway’s executive officers should collaborate on succession planning and that the entire Board should be involved in the critical aspects of the management succession planning process, including establishing selection criteria that reflect our business strategies, identifying and developing internal candidates to ensure the continuity of our culture, and making key management succession decisions.

Management succession is discussed by the Board in regular meetings and in executive sessions of the Board as appropriate. Directors can become familiar with potential successors for key management positions through various means, including regular organization and talent reviews, presentations to the Board, and informal meetings.

The Board’s Cybersecurity Oversight

Both the Board and the Audit and Corporate Governance Committee have oversight of risks related to data protection and cybersecurity. Cybersecurity protection is vital to maintaining our operations and the trust of our business and supply chain partners, as well as the general public that buys our products. We must secure our own manufacturing and information technology infrastructure, as well as our sensitive data, from failures, breaches, or cyber incidents. This oversight includes reports to the Audit and Corporate Governance Committee and/or the Board on data protection and cybersecurity matters from senior members of our information technology department, legal department, and internal audit function. The topics covered by these reports include risk management strategies, data protection, ongoing risk mitigation activities, cybersecurity strategy, and governance structure.

Annual Board and Committee Evaluations

Each year, as required by our Corporate Governance Guidelines and as part of the Board’s oversight responsibilities, our Board and its Committees conduct evaluations to assess their effectiveness and adherence to the Lifeway’s Code of Ethics, Corporate Governance Guidelines, policies adopted by the Board, and committee charters, and to identify opportunities to improve Board and committee performance.

Board evaluation – Each Director is given the opportunity to provide an annual evaluation of the performance of the Board and each of its members. The aggregate results are reported to the Board. The report includes an assessment of the Board’s compliance with our Code of Ethics, corporate governance guidelines, and policies adopted by the Board, and identification of areas in which the Board could improve its performance.

Committee evaluations – Each Committee member is given the opportunity to provide an annual performance evaluation and reports the results to the Board. Each report includes an assessment of the committee’s compliance with our Code of Ethics, corporate governance guidelines, policies adopted by the Board, the committee’s charter, and identification of areas in which the committee could improve its performance.

Board Committees

Controlled Company Exemption

Because Ludmila Smolyansky, Julie Smolyansky, and Edward Smolyansky, acting as a group, (the “Smolyansky family”) beneficially own a majority of Lifeway’s outstanding Common Stock, we qualify as a “controlled company” pursuant to Nasdaq Listing Rule 5615. We believe that having the Smolyansky family as a significant part of a long-term-focused, committed, and engaged stockholder base provides us with an important strategic advantage, particularly in a business with a mature, well-recognized brand. We desire to remain independent and family-controlled, and we believe the Smolyansky family shares these interests. As a controlled company, we are exempt from the requirements to have separate, independent compensation and nominating committees; a majority of independent directors on our Board; or independent directors comprising a majority of the Board select nominees for director or determine the compensation of its officers.

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As a result of our use of the controlled company exemption, our corporate governance practices differ from those of non-controlled companies, which are subject to all of the Nasdaq corporate governance requirements. Specifically, while we continue to maintain a majority of independent directors on the Board and to ensure that a majority of those independent directors select director nominees and determine the compensation of our officers, we do not maintain separate compensation and nominating committees. In the event we cease to be a controlled company, we will be required to comply with all of the corporate governance standards under Nasdaq’s rules, subject to applicable transition periods.

Audit and Corporate Governance Committee

To eliminate unnecessary redundancies in our independent committee structure given the size of our company and Board, and in reliance on the controlled company exemptions described above, we have chosen to combine our audit, compensation, and nominating committees into an Audit and Corporate Governance Committee. The Audit and Corporate Governance Committee, which is a separate and independent committee comprised of a majority of the Board’s independent directors, fulfills the Board’s delegated audit, compensation, and nominating duties as a single, integrated committee.

All members of the Audit and Corporate Governance Committee are independent directors, as defined in the applicable rules for companies traded on Nasdaq. The Board of Directors has adopted a written charter for the Audit and Corporate Governance Committee. The Board and the Audit and Corporate Governance Committee most recently reviewed the charter in November 2018 and do so at least annually.

In November 2018, the Board renamed the Committee the “Audit and Corporate Governance Committee” to better reflect its role as the Board’s unified independent committee for audit, corporate governance, compensation, and nominating duties. The Audit and Corporate Governance Committee has incorporated compensation and nominating committee guidelines into its own charter and considers both its charter and our Corporate Governance Guidelines when discharging audit, corporate governance, compensation, and nominating oversight duties.

The Audit and Corporate Governance Committee consisted of Messrs. Sikar and Scher in 2018, as well as now-former director Paul Lee. Mr. Lee was the Chairperson of the Committee and Lead Independent Director until May 2, 2018. Mr. Lee remained a member of the Committee throughout 2018 and until his resignation on January 11, 2019. Mr. Sent replaced Mr. Lee as a director and as a member of the Audit and Corporate Governance Committee on January 11, 2019.

The Board has determined that each member of the Audit and Corporate Governance Committee (1) is “independent” as defined by applicable SEC rules and the listing standards of Nasdaq, (2) has not participated in the preparation of our financial statements or those of any of our current subsidiaries at any time during the past three years, and (3) is able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, the Board determined that both Mr. Lee and Mr. Sent were financially literate and financially sophisticated, as those terms are defined under the rules of Nasdaq, and were “audit committee financial experts,” as defined by applicable SEC rules.

The Audit and Corporate Governance Committee held seven meetings in 2018. The Audit and Corporate Governance Committee has three primary oversight areas: audit and corporate governance, executive and non-employee director compensation, and director nominations.

Audit and Corporate Governance Oversight

The Audit and Corporate Governance Committee oversees the adequacy and effectiveness of our internal controls and meets with Lifeway’s internal and independent auditors to review these internal controls and to discuss other financial reporting matters. The Committee is also responsible for the selection, appointment, compensation, and oversight of both our independent auditors and our internal audit function. Our internal audit function reports directly to the Committee, and not management. The Committee reviews the financial reporting and accounting principles and standards and the audited financial statements to be included in the annual report. It also reviews the quarterly financial results and related disclosures. Additionally, the Committee is responsible for the review and oversight of all related party transactions and other potential conflict of interest situations between and among Lifeway and its officers, directors, employees, and principal shareholders. The Committee relies on the expertise and knowledge of management, our internal auditor, and our independent auditor in carrying out these oversight responsibilities.

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Executive and Non-Employee Director Compensation

As discussed in more detail in the Compensation Discussion and Analysis below, the Audit and Corporate Governance Committee also discharges the Board’s responsibilities related to compensation of Lifeway’s executive officers, senior executives, and non-employee directors. The Committee administers our incentive and equity compensation plans. The Committee also is responsible for evaluating and making recommendations to the Board regarding non-employee director compensation. In addition, it also oversees annual risk evaluations of our compensation practices, policies and programs.

The Committee is empowered to and has engaged independent compensation consultants to advise it on executive and non-employee director compensation matters. These independent consultants, and any other outside advisors that the Committee elects to engage, report directly to the Committee, and the Committee has the sole power to terminate or replace its independent compensation consultant or other advisors at any time.

Director Nominations

Finally, the Committee selects, evaluates, and recommends to the Board qualified candidates for election or appointment to the Board, including by identifying individuals qualified to become Board members and members of Board committees; and recommending to the Board director nominees for the next annual meeting of shareholders or for appointment to vacancies on the Board. The Committee also provides oversight to management when Lifeway conducts succession planning or searches for individuals to serve as executive officers.

The Committee does not have specific minimum qualifications that it believes must be met by a director nominee. However, the Committee believes that director candidates should, among other things, possess high degrees of integrity and honesty; have literacy in financial and business matters; have no material affiliations with Lifeway’s direct competitors, suppliers or vendors; and preferably have experience in our business and/or other relevant business fields (for example, finance, accounting, law and banking). The Committee considers gender, ethnic, geographic, cultural, and other diverse perspectives that will expand the Board’s collective expertise and viewpoints when evaluating candidates but has not adopted a specific diversity policy.

The Audit and Corporate Governance Committee meets in advance of each of our annual meetings of shareholders to identify and evaluate the skills and characteristics of each director candidate for nomination for election as a director. The Committee reviews the candidates in accordance with the skills and qualifications set forth in the Committee Charter and the rules of the SEC and Nasdaq. The Committee evaluates all director nominees on the same basis, regardless of whether the nominee is recommended by a director, management, or a shareholder.

Committee Interlocks and Insider Participation

During fiscal year 2018, the Audit and Corporate Governance Committee consisted of Messrs. Scher, Sikar, and Lee. Effective January 11, 2019, Mr. Sent replaced Mr. Lee on the Committee. None of these members was, at any time during fiscal year 2018, or at any previous time, a Lifeway officer or employee.

None of Lifeway’s directors or executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of Lifeway’s Board. No member of the Audit and Corporative Governance Committee has or had any relationship with us requiring disclosure under Item 404 of Securities and Exchange Commission Regulation S-K.

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Fiscal Year 2018 Director Compensation

The table below describes the cash and stock award portions of the annual retainer paid to each non-employee director who served in fiscal year 2018. While directors receive annual retainers based on the June-to-June Board service year, the table below reflects payments made during fiscal year 2018. Ms. Smolyansky and Mr. Smolyansky received no compensation as directors. We have excluded them from the table because we fully describe their compensation in the “Named Executive Officer Compensation” section.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)		Total ($)
Ludmila Smolyansky	--	--	1,587,573	(2)	1,587,573
Renzo Bernardi	27,500	30,000	--		57,500
Pol Sikar	51,754	35,750	--		87,504
Paul Lee (3)	41,255	58,750	--		100,005
Jason Scher (4)	70,000	30,000	--		100,000
Laurent Marcel (5)	--	--	--		--
George Sent (6)	--	--	--		--

(1)	Details about the amounts in the “Stock Awards” column are set forth in the table below

Stock Awards Detail
Name	Vested Stock Award(A) ($)	Restricted Stock Award(B) ($)	Total ($)
Ludmila Smolyansky	--	--	--
Renzo Bernardi	--	30,000	30,000
Pol Sikar	5,750	30,000	35,750
Paul Lee	28,750	30,000	58,750
Jason Scher	--	30,000	30,000
Laurent Marcel	--	--	--
George Sent	--	--	--

(A)	Pursuant to the Stockholders’ Agreement dated October 1, 1999, as amended, among Lifeway, members of the Smolyansky family, and Danone, Danone must give its consent to, among other things, issuances of incentive stock awards to our non-employee directors. On June 14, 2018, the Board, with Danone’s approval, gave each director the option of receiving all or part of their annual retainer in a vested stock award. Mr. Sikar elected to receive 10% of his annual retainer in vested shares of common stock, a total of 947 shares. Mr. Lee elected to receive 50% of his annual retainer in vested shares of common stock, a total of 4,736 shares.

(B)	Pursuant to the Stockholders’ Agreement dated October 1, 1999, as amended, among Lifeway, members of the Smolyansky family, and Danone, Danone must give its consent to, among other things, issuances of incentive stock awards to our non-employee directors. On June 14, 2018, the Board awarded, and Danone approved, a time-based restricted stock award to each non-employee director of $30,000, a total of 4,942 shares each. Of such time-based restricted stock, 1,648 shares will vest on June 15, 2019; 1,647 will vest on June 15, 2020; and 1,647 will vest on June 15, 2021, contingent on the director’s continued service on each applicable vesting date. Mr. Lee resigned as director on January 11, 2019 and his restricted stock award was forfeited.

(2)	Of the All Other Compensation, (a) $1,000,000 represents the annual fees paid to Mrs. Smolyansky for her services as a consultant to Lifeway; and (b) $587,573 represents royalty payments. Both relationships are discussed further in the “Certain Relationships and Related Party Transactions” section below. Mrs. Smolyansky did not receive any retainer fees in her capacity as a non-employee director.

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(3)	Mr. Lee served as Chairperson of the Audit and Corporate Governance Committee and Lead Independent Director until May 2, 2018, after which he served as a member of the Audit and Corporate Governance Committee. He resigned as director on January 11, 2019. Upon his resignation, he forfeited his restricted stock award for fiscal year 2018.

(4)	Mr. Scher served as a member of the Audit and Corporate Governance Committee until May 2, 2018. He served as Chairperson of the Audit and Corporate Governance Committee and Lead Independent Director from May 2, 2018 through March 22, 2019. He remains an Audit and Corporate Governance Committee member.

(5)	Because of his status as Danone’s designated director, Mr. Marcel did not receive any retainer fees in his capacity as a non-employee director, nor was he eligible for any stock awards.

(6)	Mr. Sent was appointed director on January 11, 2019 and received no compensation during fiscal year 2018. He has served as Chairperson of the Audit and Corporate Governance Committee and Lead Independent Director since March 22, 2019.

Certain Relationships and Related Party Transactions

We have determined that there were no related party transactions in excess of $120,000 since January 1, 2018, or currently proposed, involving Lifeway except for the consulting arrangement with Ludmila Smolyansky, our Chairperson of the Board, as further discussed below.

On March 14, 2016, we entered into an endorsement agreement (the “Endorsement Agreement”) with Mrs. Smolyansky that was effective January 1, 2016. Under the terms and conditions of the Endorsement Agreement, Mrs. Smolyansky grants an unlimited, perpetual, non-exclusive, worldwide and, except as set forth therein, royalty free, right to use, reuse, publish, reproduce, perform, copy, create derivative works, exhibit, broadcast and display Mrs. Smolyansky’s name, image and likeness in Marketing Materials (as defined in the Agreement). As consideration for such license, we agree to pay Mrs. Smolyansky a royalty equal to $0.02 for each product or item sold by Lifeway during each calendar month bearing Mrs. Smolyansky’s first name, last name, or other identifying personal characteristics; provided however that such royalty will not exceed $50,000 in any month and such royalty payments will cease upon the death of Mrs. Smolyansky.

On March 18, 2016, Lifeway entered into a consulting agreement (the “Consulting Agreement”) with Mrs. Smolyansky that was effective January 1, 2016. Under the terms and conditions of the Agreement, Mrs. Smolyansky will continue to provide consulting services to us for which we will pay Mrs. Smolyansky an aggregate of $1,000,000 annually and prorated amounts for periods shorter than a year. The Consulting Agreement is terminable by either party on ten days’ prior written notice.

Specifically, in 2018, Mrs. Smolyansky assisted management with efforts to expand the Company’s product portfolio into non-dairy and non-food items. She provided frequent advice to management about when and where to expand our product portfolio, strategic plans for sales and marketing expenditures and staffing, and executive succession planning, as well as guidance relating to a roadmap for Lifeway’s growth. Mrs. Smolyansky also assists in the development of recipes and new products and major facility decisions.

In 2018, Mrs. Smolyansky was paid $1,000,000 pursuant to the Consulting Agreement and $587,573 pursuant to the Endorsement Agreement. Mrs. Smolyansky did not receive any retainer fees in her capacity as a non-employee director.

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Shareholder Engagement with Our Board

Communication with the Board

Lifeway’s annual meeting of shareholders provides an opportunity each year for shareholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. Shareholders who wish to contact the Board, any committee of the Board, or any individual director or group of directors may do so by sending such written communications to:

Secretary or Assistant Secretary

c/o Legal Department

Lifeway Foods

6101 West Gross Point Road

Niles, Illinois 60714

The Secretary or Assistant Secretary will collect and organize any copies of written communications that we receive and provide them to the Board or the relevant director unless the Secretary or Assistant Secretary’s determines that they are inappropriate for submission to the intended recipient(s). Examples of shareholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to Lifeway’s business, or communications that relate to improper or irrelevant topics. The Secretary or Assistant Secretary or their designees may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Lifeway employees or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning possible director nominees submitted by any of our shareholders will be forwarded to the independent directors of the Board.

Director Nominations by Shareholders

Consistent with the Board’s Corporate Governance Guidelines, the Board will consider any candidates recommended by shareholders on the same basis that it considers recommendations from other sources. The recommendation must at a minimum include evidence of the shareholder’s ownership of Lifeway stock, along with the candidate’s name and qualifications for service as a Board member, and a document signed by the candidate indicating the candidate’s willingness to serve, if elected. In considering a candidate submitted by shareholders, the Board will take into consideration the needs of the Board and the qualifications of the candidate. Nevertheless, just as with recommendations from other sources, the Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and/or the Board does not perceive a need to increase number of directors on the Board.

Shareholders should submit any recommendations of director candidates for Lifeway’s 2020 Annual Meeting of Shareholders to our Secretary or Assistant Secretary in accordance with the procedures set forth above under the heading “Deadline for Receipt of Shareholder Proposals to be Presented at Our Next Annual Meeting.”

Website Access to Corporate Governance Documents

We have adopted Corporate Governance Guidelines and a Code of Ethics applicable to all members of the Board, executive officers, and employees, including our principal executive officer and principal financial officer. The Corporate Governance Guidelines, the Code of Ethics, committee charters, and other corporate governance documents are available on our website at www.lifewayfoods.com. Information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.

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5.	NAMED Executive Officer Compensation

Compensation Discussion and Analysis

Although SEC rules do not require smaller reporting companies to include a Compensation Discussion and Analysis (“CD&A”) in their proxy materials, Lifeway has elected to voluntarily disclose this additional information in order to provide stockholders with information regarding current executive compensation to consider when indicating their support for our named executive compensation in Proposal Three and the frequency of the advisory vote on such compensation in Proposal Four.

This CD&A explains our overall compensation philosophy, describes the material components of our executive compensation programs, and details the determinations made by the Board and our Audit and Corporate Governance Committee in fiscal 2018 for the compensation awarded to Named Executive Officers (NEOs). Our current executive officers, including our NEOs, are:

Name	Age	Officer since	Title	Named Executive Officer
Julie Smolyansky	44	2002	Chief Executive Officer	Yes
Edward Smolyansky	39	2004	Chief Operating Officer	Yes
Douglas A. Hass	43	2016	General Counsel and Assistant Secretary	Yes
Eric Hanson	44	2018	Chief Financial and Accounting Officer	No
Amy Feldman	43	2018	Senior Executive Vice President of Sales	No

The tables that follow this Compensation Discussion and Analysis contain specific data about the compensation earned in 2018 by our NEOs. The discussion below is intended to help readers understand the detailed information provided in the compensation tables and put that information into the context of our overall executive compensation program.

Executive Compensation Philosophy

Our executive compensation program is based on the following objectives:

•	Balancing compensation program elements and levels that attract, motivate, and retain talented executives with forms of compensation that are performance-based and/or aligned with shareholder interests and the promotion of growth in Lifeway business and value;

•	Setting target total direct compensation (base salary, annual incentives, and long-term incentives) and related performance requirements for executives by reference to compensation ranges for companies that compete with Lifeway for executive talent, business, and capital, all within the context of an organization that has the dual mandate of maintaining efficient and profitable operations while seeking further growth and expansion; and

•	Appropriately adjusting total direct compensation to reflect the performance of each executive over time (as reflected in individual annual goals), as well as our annual performance (as reflected in the various corporate financial performance goals authorized under the Lifeway Foods, Inc. 2015 Omnibus Incentive Plan (the “Omnibus Plan”)), and our long-term performance (as reflected in stock appreciation for equity-based awards under the Omnibus Plan).

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The Board of Directors recognizes that Lifeway’s continued success and growth are a result of the efforts, skill and experience of our management team, including its executive officers; the experience, knowledge and guidance of the Chairperson of the Board and Lead Independent Director; and the oversight of the Board of Directors.

Continuity of personnel across multi-disciplinary functions is critical to the success and continued growth of our business. Furthermore, since we have relatively few employees, each must perform a broad scope of functions, and there is comparatively less redundancy in skills than at companies larger than Lifeway. Our unique production process for kefir, which is not widely known, requires specific knowledge and skills to perform and to support. This, coupled with the multiple functions that our executives perform, may make it difficult to attract and retain talented executives. We consider our specific challenges and achievements along with our financial performance and growth when approving executive officer compensation.

The Audit and Corporate Governance Committee, pursuant to the powers granted in its charter, has adopted a compensation philosophy that recognizes Lifeway’s near-term successes, as well as decision-making that supports our long-term growth. For these reasons, the Audit and Corporate Governance Committee has designed a compensation plan that incentivizes both near-term and long-term objectives with both annual and long-term incentive awards. We also believe that a significant portion of our executive compensation should be dependent on the continued growth and success of our Company so that our executive officers have even stronger motivation to work toward the long-term interests of our shareholders. Accordingly, the Audit and Corporate Governance Committee designated the majority of executive compensation to be “at risk” and therefore dependent on achieving performance goals and comprised mostly of equity compensation that will appreciate only to the extent that shares held by our shareholders also appreciate.

The Audit and Corporate Governance Committee reviews our compensation design and philosophy on an annual basis to ensure that our executive compensation program continues to support the our strategy and objectives, and to align with our shareholders’ interests.

Compensation Oversight Role of the Audit and Corporate Governance Committee

Our Audit and Corporate Governance Committee assists our Board of Directors by discharging responsibilities relating to the compensation of our executive officers, including our NEOs. As such, the Audit and Corporate Governance Committee has responsibility over certain matters relating to the reasonable and competitive compensation of our executives, employees, and directors (only non-employee directors are compensated as directors) as well as matters relating to equity-based benefit plans. Each member of our Audit and Corporate Governance Committee is independent in accordance with the criteria of independence set forth in Rule 5605(a)(2) of the Nasdaq Listing Rules. We believe that their independence from management allows the members of the Audit and Corporate Governance Committee to provide unbiased consideration of various elements that could be included in an executive compensation program and apply independent judgment about which elements best achieve our compensation objectives.

Pursuant to its charter, the Audit and Corporate Governance Committee is responsible for, among other things:

•	Reviewing Lifeway’s overall compensation philosophy and strategy;

•	Evaluating and setting, in conjunction with management and the Committee’s independent compensation consultant, the compensation of executive officers;

•	Reviewing and approving the proxy statement, including the Compensation Discussion and Analysis (when it is required or included);

•	Evaluating and approving the components and amounts of compensation of Lifeway’s senior management employees;

•	Evaluating, considering and approving, in its discretion, grants and awards made under Lifeway’s equity-based compensation plans, if any, subject to any limitations prescribed or authority delegated by the Board to the Committee or any subcommittee;

•	Evaluating, considering and approving, in its discretion, compensation for non-employee members of the Board of Directors; and

•	Managing and controlling the operation and administration of Lifeway’s equity incentive plans.

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The Audit and Corporate Governance Committee is authorized to retain and terminate, without Board or management approval, the services of an independent compensation consultant to provide advice and assistance. The Audit and Corporate Governance Committee has the sole authority to approve the consultant’s fees and other retention terms. It reviews the independence of the consultant and any other services that the consultant or the consultant’s firm may provide to the company. The Chairperson of the Audit and Corporate Governance Committee (our Lead Independent Director) reviews, negotiates and executes an engagement letter with the compensation consultant. The compensation consultant reports directly to the Audit and Corporate Governance Committee.

Role of our Compensation Consultant

In late 2018, the Audit and Corporate Governance Committee engaged the Lockton Companies (“Lockton”) to replace Willis Towers Watson (“Towers Watson”), which had served as our independent compensation consultant for fiscal years 2016, 2017 and, to assess proposed compensation for our executives and senior management, 2018. Like Towers Watson, Lockton is engaged to advise the Committee on executive and director compensation matters. Lockton reports directly to the Committee, which has the sole power to terminate or replace Lockton. Lockton meets with both the Audit and Corporate Governance Committee and, as necessary, the Board during their regular meetings and in executive session (where no members of management are present), and with the independent members of the Board outside of the Board’s regular meetings.

During 2018, neither Towers Watson nor Lockton performed any other services for Lifeway. The Committee believes that there is no conflict of interest based on any prior relationship with Towers Watson or Lockton. In reaching this conclusion, the Committee considered the factors set forth in the SEC and Nasdaq rules regarding compensation advisor independence.

The Committee tasked Lockton with developing a compensation strategy that is built on the Committee’s prior work with Towers Watson and reflects the compensation philosophy described above. Additionally, Lockton reviewed our comparative peer group and suggested several refinements to it, which the Committee approved. Lockton selected companies primarily focused on food/beverage manufacturing or agribusiness based on net sales, market capitalization, recent and anticipated growth, and similarity of management structure.

Using the newly refined peer group, Lockton analyzed the peer group’s comparative total direct compensation practices and mix of pay against Lifeway’s executive officer total direct compensation practices generally, as well as for fiscal year 2018 and as proposed for fiscal year 2019 specifically. At the Committee’s request, Lockton also made recommendations regarding the amount and mix of base and incentive compensation to be delivered to our executive officers and senior management team for fiscal year 2019. In addition, Lockton reviewed and commented on a draft of this CD&A.

The Committee’s Compensation Program Design

Elements of Compensation

To achieve the compensation objectives described in our philosophy above, we have established three principal components of executive compensation: long-term equity compensation, an annual cash incentive, and base salary. The Committee seeks to ensure that total compensation for our executive officers is heavily weighted to variable, performance-based compensation by delivering a majority of target compensation in the form of long-term equity compensation and annual cash incentives.

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The Committee chose a mix of equity and cash compensation vehicles based on financial and operational targets that it believes correlate with operating performance and long-term stock performance. Our executive officers were also eligible to participate in our benefit programs and received limited perquisites. The table below provides a summary of these key elements and describes why we include each one.

Element	Form	Description
Base Salary	Cash (Fixed)	The fixed amount of compensation for performing day-to-day responsibilities.
Executive officers are generally eligible for increases annually, depending on their individual performance.
The fixed amount of compensation provides our executive officers with a degree of retention and stability.

Long Term Incentive Awards	Equity (Variable)

The Board and shareholders previously approved the Omnibus Plan on October 30, 2015. Each fiscal year, including fiscal year 2018, the Committee adopts a formalized performance-based incentive award plan that provided all executive officers and certain other senior managers with an opportunity to earn Performance Shares under the Omnibus Plan based on achievement of critical financial performance goals that were reviewed and approved by the Audit and Corporate Governance Committee.

We provide more details on this element below.

Short Term Incentive Awards	Cash and/or Equity (Variable)	Provides annual incentive awards for achieving corporate goals and objectives.

Generally, every employee whose terms and conditions of employment are not governed by a collective bargaining agreement is eligible to earn an annual incentive award, promoting alignment and pay-for-performance at all levels of the organization. The annual awards can be a combination of:

•      Incentive awards based on pre-established goals established by the Committee.

•      Discretionary awards based on a range of factors considered by the Committee.

In each fiscal year, including fiscal year 2018, the Committee adopts a formalized performance-based cash incentive award plan that provides all executive officers and certain other senior managers with an opportunity to earn a bonus for each fiscal year based on achievement of critical individual performance goals that were reviewed and approved by the Audit and Corporate Governance Committee. These performance goals can be a combination of both objective and subjective measures.

We provide more details on this element below.

Perquisites and Benefits	Varies	Provides perquisites to facilitate the operation of our business and assist us in recruiting and retaining key executives.
Perquisites have in the past included automobile allowances, 401(k) matching, annual comprehensive health screenings, and other items discussed below. We provide more details on this element below.

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Long-Term Incentive Awards and Determinations

Executive officers and other key management employees designated by the Audit and Corporate Governance Committee are eligible to receive awards of long-term incentive awards in the form of Performance Units under the Omnibus Plan, which will result in grants of Performance Shares with time-based vesting requirements, if Lifeway exceeds specified financial performance criteria set by the Committee. The amount and value of the awards depend on our performance relative to the performance goals approved by the Committee at the beginning of the Performance Period. The 2018 Performance Unit cycles had one-year Performance Periods for all executives except the CEO and COO. The 2017 and 2018 Performance Unit cycles for the CEO and COO had semi-annual Performance Periods.

Under the Performance Unit program, assuming above-minimum threshold performance, time-based Performance Shares will be granted to the eligible participants, including executive officers, pursuant to the Omnibus Plan and the terms and conditions of the applicable award agreements.

One third of any Performance Unit awards granted to eligible participants will vest, if at all, one year after the grant is made and following the completion of the Performance Period; one third will vest in the following year, more than one full year following the completion of the Performance Period; and one third will vest in the third year, more than two full years following the completion of the Performance Period. The Committee believes that the post-performance period vesting feature of the Performance Units provides an important mechanism that helps to retain executive officers and other key employees and to align their interests with long-term shareholder value.

Unlike fiscal year 2017, the Committee did not award any Performance Units (or, consequently, Performance Shares) to executive officers for fiscal year 2018 because we did not reach the minimum threshold performance for such awards. Please see the detailed information presented in the Summary Compensation Table below.

Setting a Target Value of Performance Units

As discussed above, the Committee establishes a target level of total annual equity compensation for each eligible participant that will be awarded in Performance Units. If our performance meets the target performance goals, the target level of Performance Units will be issued. If our performance exceeds or falls short of the target performance goals, the number of Performance Units granted will be increased or decreased formulaically.

Performance Measures

The following table outlines the performance measures that the Committee used in both fiscal year 2018 and fiscal year 2017. The Committee, and its predecessor Compensation Committee, selected these performance measures because they align with long-term goals of creating sustainable revenue growth and ensuring our leaders are accountable for driving profitability through both efficiencies and investments in future opportunities. The Committee believes these measures are key drivers of our long-term success and shareholder value, and directly affected by the decisions of our management team.

Performance Measure	Definition
Net revenue	Total net revenue from Lifeway’s operations
Adjusted EBITDA(1)	EBITDA before the impact of stock-based compensation, bad debt expense, reserves for inventory obsolescence, gains or losses on sales of property and equipment, and deferred revenue.

(1) “Adjusted EBITDA” is not defined under U.S. generally accepted accounting principles (“GAAP”) and is not a deemed alternative to measure performance under GAAP. Adjusted EBITDA is a financial metric that we use for incentive compensation purposes, and it differs from the financial results we report in our earnings releases. Adjusted EBITDA should not be considered as a substitute for, or superior to, the measures of financial performance we prepare in accordance with GAAP.

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The likelihood of our NEOs and other key employees earning nonequity and equity incentive awards in 2019 is dependent on our 2019 financial results and whether we meet the goals set by the Committee. This outcome is dependent on many other factors. As demonstrated by the incentive payouts for 2017 and 2018, we seek to set target financial and personal goals that maintain a consistent level of difficulty in achieving the full target bonus from year to year. Therefore, over time we expect our NEOs and other key employees to achieve bonuses in some years and not achieve bonuses in other years.

Performance Unit Mechanics and Targets

To receive a Performance Unit, at least one of the net revenue or Adjusted EBITDA minimum performance thresholds must be met. Each of the minimum performance thresholds for net revenue and Adjusted EBITDA is independent and, if either minimum threshold is met, the award is funded with respect to that performance measure in accordance with the percentages outlined in the table below. If the minimum performance level for either performance measure is not met, then there is no funding attributable to that performance measure.

The number of Performance Units awarded is determined by comparing our actual performance for net revenue and Adjusted EBITDA over the Performance Period against the threshold, target, and maximum performance levels and converting the result into a funding percentage, subject to Committee-approved variation due to material events not contemplated at the time the targets were set (such as major acquisitions) and to the Committee’s negative discretion. The Committee converts Performance Units to shares of common stock (Performance Shares under the Omnibus Plan) by dividing the number of Performance Units awarded by our stock price on the award date.

The following chart shows the threshold, target, and maximum funding levels for our NEOs for the net revenue and Adjusted EBITDA performance measures in 2018:

Performance Measure	Threshold (90%)(1)	Target (100%)	Maximum (111%)(2)
Net revenue	20%	100%	150%

Adjusted EBITDA	20%	100%	150%

(1) The Committee raised the minimum threshold to 90% for fiscal year 2018. It was set at 85% for fiscal year 2017.

(2) Executive officers and certain other employees designated by the Audit and Corporate Governance Committee were eligible for funding up to 150% of Performance Units for above-target performance. However, not all Omnibus Plan participants were eligible to receive funding for above-target performance in fiscal years 2018 or 2017.

Short-Term Incentive Awards and Determinations

Short-Term Incentive Awards

Executive officers and other key management employees designated by the Audit and Corporate Governance Committee are eligible to receive annual cash incentive awards under the Omnibus Plan based on a Performance Period set by the Audit and Corporate Governance Committee. The 2018 cash incentive award cycles had one-year Performance Periods for all executives except the CEO and COO. The 2018 cash incentive award cycle for the CEO and COO had quarterly Performance Periods.

Except for the CEO and COO, the Committee believes that these short-term incentive payouts for executive officers should be differentiated based on individual performance. For the CEO and COO, the Committee believes that short-term incentive payouts should be tightly linked to our performance. When defining short-term performance for the CEO and COO, the Committee focuses primarily on the financial performance metrics described above (Net revenue and Adjusted EBITDA).

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For executive officers other than the CEO and COO, to facilitate differentiation based on individual performance, the Committee oversees the establishment of individual performance goals. These individual performance goals may be based on a wide variety of business metrics, subjective and objective performance measures, and specific milestones appropriate to the executive officer’s job responsibilities. Targets are set generally no later than the first quarter of the fiscal year. With respect to individual performance, management presents the Committee with its assessment of the individual performance of the executive officers other than the CEO and COO. The Committee reviews those assessments and makes a subjective determination of the level of individual performance for each of those executive officers.

Discretionary Incentive Awards

The Committee has the discretion to approve individual discretionary bonus amounts for executive officers and other key management employees based on (i) the designee’s individual contributions to our performance (including their individual performance relative to the factors covered by our Omnibus Plan); (ii) the nature and extent of our accomplishments; (iii) input from management and the Board; (iv) individual contributions, roles, and responsibilities, which, by their nature, can involve subjective assessments; and (v) other factors the Committee deems significant.

In fiscal 2018, the Committee believed, and continues to believe, that it is appropriate and in the best interests of Lifeway for the Committee to retain some discretion to use its common sense in determining a portion of the NEOs’ short-term incentive compensation based on a subjective view of individual performance. The Committee believes that retaining this discretion provides Lifeway and/or the Committee with the flexibility to:

•	consider a variety of factors in assessing individual contributions depending on the nature of an individual’s roles and responsibilities within Lifeway;

•	evaluate individual goals and payouts in light of unexpected events or changes in the industry and related changes in business strategies, thereby minimizing the risk that individuals will continue to focus on areas that become less relevant just to achieve a bonus payout;

•	reward individuals for superior performances during periods when we must react to adverse events that are out of our control; and

•	re-focus employee energy when an unanticipated opportunity arises that could lead to long-term benefits, and reward related individual contributions to realizing that opportunity.

Perquisites and Benefits

Perquisites

We provide executive officers and other key managers with perquisites and other personal benefits not otherwise available to all employees that the Committee believes are reasonable and consistent with our overall compensation program and philosophy. These benefits are provided to enable us to attract and retain these executive officers and key managers. The Committee periodically reviews the levels of these perquisites provided to our executive officers together with management and the Committee’s independent compensation consultant.

Of these benefits, the most significant ongoing benefit is providing our CEO and COO with a vehicle allowance. In exploring, planning, and implementing the expansion of Lifeway’s product distribution, and in supporting and developing the Lifeway brand, both our CEO and COO roles serve in the public eye, and the roles require extensive travel, and on-camera and personal appearances. Accordingly, we provide a vehicle allowance to both Ms. Smolyansky and Mr. Smolyansky. Each of them may use this allowance for personal vehicle use as well. We treat this vehicle allowance as taxable compensation and do not provide additional compensation or bonuses to cover, reimburse, or otherwise “gross-up” any income tax owed on this vehicle allowance.

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Benefits

We provide our executive officers, including NEOs, with certain benefits that the Audit and Corporate Governance Committee believes are reasonable and consistent with our overall compensation program and philosophy, and that befit a company like Lifeway that promotes healthy food products and healthy living. The Committee periodically reviews the levels of these benefits provided to our executive officers together with management and the Committee’s independent compensation consultant.

Our executive officers, including NEOs, are eligible for health, dental, vision, life insurance, short- and long-term disability insurance, and 401(k) benefits to the same extent and subject to the same conditions as all other salaried employees at Lifeway. Our executive officers, including NEOs, may also claim executive health examination expenses each year, subject to a cap designed to cover a majority of the program fees (but not any associated medical expenses) for such executive health programs available in the Chicago, Illinois area. We treat this health examination expense as taxable compensation and provide a tax gross-up to encourage the use of this benefit by our executive officers.

Accounting and Tax Considerations

Our ability to deduct compensation paid to covered employees (as defined in Section 162 of the Internal Revenue Code (“Section 162”)), including our NEOs, for tax purposes is limited to $1 million annually. Section 162(m) imposes this annual limit on the amount of compensation paid to each of the chief executive officer and certain other named executive officers. Prior to the effective date of the Tax Cuts and Jobs Act of 2017 (the “Act”), the deduction limit did not apply to performance-based compensation satisfying the requirements of Section 162(m). Cash and equity awards to our NEOs under the Omnibus Plan in 2016, 2017, and 2018 were subject to one or more performance goals intended to satisfy the requirements of Section 162(m)’s performance-based compensation exemption.

Effective in fiscal year 2018, the Act eliminated the Section 162(m) provisions exempting performance-based compensation from the $1 million deduction limit, subject to an exception for remuneration pursuant to a written binding contract that was in effect on November 2, 2017. Based the Act’s language and IRS guidance, we believe that some of the remuneration for our CEO and COO under our Omnibus Plan in fiscal years 2018 and 2019 will qualify for this “written binding contract” exception. However, interpretations of the Act and tax laws in general, as well as any changes in those tax laws and other factors beyond our control, may affect the deductibility of any compensation paid to our employees.

The Committee, in consultation with its outside advisors and management, monitors the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our executive officers is appropriate, performance-based, and consistent with Lifeway’s goals and the goals of our shareholders. Accordingly, we view preserving the tax deductibility of compensation pursuant to Section 162(m) as a consideration in establishing executive compensation, but not our only objective. In order to maintain flexibility in compensating employees in a manner designed to promote Lifeway’s goals, the Audit and Corporate Governance Committee has not adopted a policy that all compensation must be tax deductible. It retains the discretion to award nondeductible compensation.

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The Committee’s Process for Setting Executive Compensation

Benchmarking and Analysis: Our Peers

To set total compensation guidelines, the Audit and Corporate Governance Committee reviews market data of companies that are comparable to Lifeway and that it believes compete with Lifeway for executive talent, business, and capital. The Audit and Corporate Governance Committee reviews both specific data from public proxy filings from peer group companies and general industry data for comparable companies that are included in proprietary third-party surveys.

In identifying the peer group of surveyed companies, the Audit and Corporate Governance Committee considered market information available through both Equilar, Inc., a leading executive data solutions company, and the Economic Research Institute, an industry- and region-specific compensation database, as reference points and to assemble market data on companies having similar industrial characteristics and revenues to ours. The Committee, together with management and Lockton, review the gathered data for each of our NEO and other key employee positions and adjust that data for the scope of each employee’s responsibilities at Lifeway as compared to equivalent responsibilities of positions within companies included in the survey data.

The Audit and Corporate Governance Committee believes that it is necessary to consider this market data in making compensation decisions to attract and retain talent. The Committee also recognizes that at the executive level, we compete for talent against larger, global companies, as well as smaller and similar-sized non-public companies. Third-party surveys are beneficial because they contain benchmarks from hundreds of companies where Lifeway may look to recruit executives, both inside and outside the food and beverage industry. This data can be adjusted to reflect Lifeway’s size and structure. Proxy data is useful as the Committee can review position-specific compensation details from an industry and public company perspective, while also controlling for size and structure.

In deciding whether a company should be included in the peer group, the Audit and Corporate Governance Committee generally considers the following screening criteria:

•	Revenue;
•	Market capitalization;
•	Assets;
•	Recent growth rates;
•	Whether the executives have similarly complex day-to-day roles and responsibilities;
•	Whether the company has primary lines of business in Lifeway’s industry or related industries (such as packaged meats, distillers and vintners, brewers, growers, and beverage manufacturers);
•	Whether the company has a recognizable and well-regarded brand; and
•	Whether we compete with the company for talent.

For each member of the peer group below, one or more of the factors listed above was relevant to the reason for inclusion in the group, and, similarly, one or more of these factors may not have been relevant to the reason for inclusion in the group.

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To assess whether the peer group continues to reflect the markets in which we compete for executive talent, the Audit and Corporate Governance Committee reviews the peer group at least twice during each fiscal year, and whenever necessary, with the assistance of management and its Lockton. The following companies were removed from Lifeway’s peer group for fiscal 2018 compensation analysis and fiscal 2019 compensation planning:

•	Amplify Snack Brands Inc.
•	Crystal Rock Holdings
•	Golden Enterprises Inc.
•	Inventure Foods Inc.
•	Nutraceutical International Corp.
•	Omega Protein Corp.

We removed these companies from our peer group because each of them was acquired by another entity and no longer operates as a separate publicly-traded company. As part of our ongoing review, we added Alico, Inc., Limoneira Company, S&W Seed Company, The Simply Good Foods Company, Turning Point Brands, Inc., and Youngevity International to our peer group so that it consists of the following companies:

Peer group used for fiscal year 2018 compensation analysis and fiscal year 2019 compensation planning

• Alico, Inc. • Castle Brands, Inc. • Coffee Holding Co Inc • Craft Brew Alliance Inc • Crimson Wine Group, Ltd. • Farmer Bros Co • Freshpet Inc • Landec Corp • Limoneira Company	• Medifast Inc • MGP Ingredients Inc • Primo Water Corp • S&W Seed Company • The Simply Good Foods Co. • Tootsie Roll Industries Inc • Turning Point Brands Inc. • Youngevity International

In consultation with Lockton, the Audit and Corporate Governance Committee found this peer group to be peers from a pay benchmarking perspective. As noted earlier, not all of Lifeway’s competitors are public, and the peer group is intended to be a reasonable representation of market practice. When considering the competitive market data, the Committee also considers the fact that the data is backward-looking and does not necessarily reflect those companies’ current pay practices. While this analysis informs the decisions of the Committee, and the independent Board members generally, on the range of compensation opportunities, we do not tie executive officer compensation to specific market percentiles.

In making determinations regarding executive officer compensation, in addition to benchmarking, the Audit and Corporate Governance Committee considers several other factors such as our financial performance and financial condition, individual executive performance, tenure, expertise, the importance of the role, potential for future contributions, and comparative pay levels among the members of the senior executive team, as well as input and recommendations of management and the Committee’s compensation consultant. The Audit and Corporate Governance Committee has typically followed most of these recommendations; however, the Committee has sole authority for the final compensation determination and may set total compensation and incentive opportunities below, at, or above median amounts.

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The Committee’s Process for Setting Compensation Levels

The Committee generally follows this process when setting executive compensation levels:

•	The Committee usually determines the base salary for our executive officers in the fourth quarter prior to the beginning of a fiscal year, but no later than the first quarter after that fiscal year begins. Any adjustments to base salary are effective as of dates determined by the Committee. The Committee, or management with Committee oversight, may make additional adjustments to base salary during the fiscal year to reflect, among other things, changes in title and/or job responsibilities, or changes in our performance or financial condition.

•	The Committee typically determines annual incentive compensation for our executive officers in the fourth quarter of each fiscal year, but no later than the first quarter after that fiscal year ends. It usually certifies long term incentive compensation awards for our executive officers in the first quarter after a fiscal year has ended. The Audit and Corporate Governance Committee evaluates each executive officer’s performance against the performance goals and objectives established for the prior fiscal year and determines the level of incentive compensation to be awarded to each executive officer. As part of the evaluation process, the Audit and Corporate Governance Committee solicits comments from management and may consult the other disinterested Board members and its independent compensation consultant. Additionally, the executive officers have an opportunity to provide input regarding their contributions to Lifeway’s performance and achievement of any individual goals for the period being assessed. The Audit and Corporate Governance Committee also reviews, evaluates, and ultimately certifies Lifeway’s achievement of financial performance goals for the prior fiscal year. Incentive compensation for executive officers is approved by the Audit and Corporate Governance Committee.

•	In conjunction with determining incentive compensation awards for the prior fiscal year, the Audit and Corporate Governance Committee establishes individual and corporate performance goals and objectives for each executive officer for the next fiscal year. Management and the Committee’s compensation consultant typically provide input and recommendations to the Committee regarding appropriate individual and corporate performance goals and objectives for each executive officer. The Audit and Corporate Governance Committee then determines the individual and corporate performance goals and objectives for the fiscal year.

•	The Audit and Corporate Governance Committee also has the discretion to make equity-based and cash-based grants under the Omnibus Plan to eligible individuals for purposes of compensation, retention, or promotion, and in connection with commencement of employment. Such equity compensation is generally determined during the first quarter of each fiscal year. Additional equity awards may be made during the fiscal year to new hires and to reflect, among other things, changes in title and/or job responsibilities, or our performance or financial condition.

Information About Our Executive Team

Lifeway’s executive officers are Ms. Julie Smolyansky, Chief Executive Officer; Mr. Edward Smolyansky, Chief Operating Officer; Mr. Eric Hanson, Chief Financial and Accounting Officer; Mr. Douglas A. Hass, General Counsel and Assistant Secretary; and Ms. Amy Feldman, Senior Executive Vice President of Sales.

Ms. Smolyansky and Mr. Smolyansky are also Directors, and we have included their biographical information above in the section “Information about our Nominees.”

Two of our NEOs, Ms. Smolyansky and Mr. Hass, have employment agreements that we have more fully described below under “Employment agreements and change-in-control arrangements between the Company and Named Executive Officers.” Our other NEO, Mr. Smolyansky, does not have an employment agreement.

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Douglas A. Hass, General Counsel and Assistant Secretary

Age: 43	Officer Since: 2016	NEO: Yes

DOUGLAS A. HASS, 43, is Lifeway’s General Counsel and Assistant Secretary. He has more than twenty-five years of legal, management, and operations experience, centered on technology-intensive businesses. He joined Lifeway in March 2016 from international law firm DLA Piper LLP (US). From 2009 through 2016, in private practice, Mr. Hass advised and represented a wide range of public and privately-held clients on a variety of labor and employment, corporate, and technology/new media matters and related litigation. From 1998 until 2006, Mr. Hass was Chief Operations Officer at ImageStream, a multinational telecommunications and Internet networking equipment manufacturer. Prior to 1998, Mr. Hass was Vice President and Partner at Skye/net, a major Midwest-based Internet service provider. He is active in the Association of Corporate Counsel’s Employment and Labor Law Network, where he was elected its Secretary for the 2018-2019 year, mentors Indiana University law students, and speaks on corporate counsel panels. He holds a Juris Doctor from Indiana University Maurer School of Law in Bloomington, Indiana.

Eric Hanson, Chief Financial and Accounting Officer

Age: 44	Officer Since: 2018	NEO: No

ERIC HANSON, 44, is our Chief Financial and Accounting Officer. Mr. Hanson has served as our Chief Accounting Officer since May 2018, and as our Corporate Controller since July 2016. He also served as our interim Chief Financial Officer from May 2018 through August 2018 before we permanently appointed him to that position in November 2018. Prior to joining Lifeway, he served as Director of External Reporting for CPG International LLC in Skokie, Illinois from 2014 through July 2016; and as Audit Manager for Deloitte & Touche, LLP in Chicago, Illinois from 2012 through 2014. He also held various senior financial positions with Crowe Horwath from 2003 through 2012 and has over 20 years of financial reporting experience. Mr. Hanson holds a Bachelor of Science in Finance from the University of Illinois.

Amy Feldman, Senior Executive Vice President of Sales

Age: 43	Officer Since: 2018	NEO: No

AMY FELDMAN, 43, is our Senior Executive Vice President of Sales. Amy previously held the top sales executive position for Lifeway Foods from 2009 through 2011. She returned to Lifeway effective October 31, 2018. Ms. Feldman has spent over 20 years in the food industry building business, brands, and teams, specifically within the fresh and natural foods arena. From 2017-2018, she served as the Executive Vice President of Sales at Next Phase Enterprises, a club and mass channel food sales firm. From 2015 through 2017, Ms. Feldman was Vice President of Sales, Channel Development for Mondelez International’s Enjoy Life Foods subsidiary where she was responsible for developing strategy and introducing the brand through various trade channels such as foodservice, e-commerce, small format, and international. Prior to joining Enjoy Life, she was the Vice President of Sales, Independent Grocery Channel for Chicago-based KeHE Distributors from 2011-2015. Amy began her career at Sara Lee and holds a Bachelor in Business Administration in Food Marketing from Western Michigan University, an MBA from Golden Gate University, and a Culinary Certificate from Kendall College.

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Fiscal Year 2018 Compensation Decisions

We awarded our NEOs the following compensation in fiscal year 2018:

Fiscal Year 2018 Base Salaries

We did not increase our CEO’s or COO’s base salaries in fiscal year 2018. We believe that their salary levels continue to be appropriate and reasonable given their capabilities and experience, as well as the limitations that Danone has imposed on Lifeway issuing them equity compensation. We have described these limitations more fully below in the section “Consent by Danone to Common Stock Issuances.” We did provide a 2.75% cost of living increase to our General Counsel in fiscal year 2018.

Fiscal Year 2018 Compensation Paid to our NEOs

The following table sets forth certain information concerning compensation received by Lifeway’s NEOs, consisting of our Chief Executive Officer and the two other most highly paid executive officers for services rendered in all capacities during fiscal year 2017 and 2018.

Summary Compensation Table
Name and Principal Position(s)	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Nonequity incentive plan compensation (3) ($)	All Other Compensation (4) ($)	Total ($)
Julie Smolyansky	2018	1,000,000	200,000	--	--	59,113	1,259,113
Chief Executive Officer and President	2017	1,000,000	--	287,500	810,632 (5)	48,110	2,146,242

Edward Smolyansky	2018	1,000,000	200,000	--	--	59,800	1,259,800
Chief Operating Officer, Secretary, and Treasurer	2017	1,000,000	--	287,500	810,632 (5)	49,504	2,147,636

Douglas A. Hass	2018	354,500	--	11,600 (6)	97,500	26,095	489,695
General Counsel and Assistant Secretary	2017	345,000	--	40,000	81,250	20,457	486,707

(1)	Discretionary bonuses approved for individual NEOs based on (i) the NEO’s individual contributions to the Company’s performance (including their individual performance relative to the factors covered by the Omnibus Plan); (ii) the nature and extent of the Company’s accomplishments; (iii) input from management and the Board with respect to other NEOs; (iv) individual contributions, roles, and responsibilities, which, by their nature, can involve subjective assessments; and (v) other factors deemed significant.

(2)	Stock Awards are grants of shares with time-based vesting requirements made pursuant to the Omnibus Plan. The amounts reported in this column represent the value consistent with the estimate of aggregate compensation cost to be recognized over the service period for the stock awards granted for the relevant fiscal year. As discussed below in the section “Consent by Danone to Common Stock Issuances,” we must obtain Danone’s consent before issuing these Performance Shares when they vest (if at all).

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(3)	Details about the Bonus, Stock Awards, and Nonequity incentive plan compensation columns in the Summary Compensation Table assuming achievement (i) at or below threshold; (ii) at target; (ii) at maximum; and comparing those values to the actual value of incentive compensation for our NEOs are set forth in the table below

Incentive Compensation Awards Detail
			Potential Value of Incentive Plan Compensation			Actual Value of Total Incentive Compensation
Name and Principal Position(s)	Year	Form	Threshold ($)	Target ($)	Maximum ($)	Total Earned ($)	% of Total
Julie Smolyansky	2018	Equity	0	1,150,000	1,725,000	--	0%
		Nonequity	0	1,150,000	1,725,000	200,000	12%
Chief Executive Officer and President	2017	Equity	0	1,150,000	1,725,000	287,500	17%
		Nonequity	0	1,150,000	1,725,000	810,632	47%

Edward Smolyansky	2018	Equity	0	1,150,000	1,725,000	--	0%
		Nonequity	0	1,150,000	1,725,000	200,000	12%
Chief Operating Officer, Secretary, and Treasurer	2017	Equity	0	1,150,000	1,725,000	287,500	17%
		Nonequity	0	1,150,000	1,725,000	810,632	47%

Douglas A. Hass	2018	Equity	0	400,000	600,000	11,600	2%
		Nonequity	0	150,000	150,000	97,500	65%
General Counsel and Assistant Secretary	2017	Equity	0	400,000	600,000	40,000	7%
		Nonequity	0	150,000	150,000	81,250	54%

(4)	Details about the amounts in the “All Other Compensation” column are set forth in the table below

All Other Compensation Details
Name and Principal Position(s)	Year	Retirement Plan Contributions (A) ($)	Auto Allowance (B) ($)	All Other Perks ($)	Other ($)	Total ($)
Julie Smolyansky	2018	11,000	43,449	3,058	1,606	59,113
Chief Executive Officer and President	2017	10,800	28,277	--	9,033 (C)	48,110

Edward Smolyansky	2018	11,000	44,180	4,620	--	59,800
Chief Operating Officer, Secretary, and Treasurer	2017	10,800	26,886	3,702	8,116 (C)	49,504

Douglas A. Hass	2018	11,000	--	15,095(D)	--	26,095
General Counsel and Assistant Secretary	2017	10,800	--	9,657(D)	--	20,457

(A)	Consists of Lifeway’s matching contributions to the Lifeway Foods Inc. 401(k) Profit Sharing Plan and Trust on behalf of the NEO

(B)	Consists of a personal vehicle allowance
(C)	Consists of personal legal fees and expenses associated with the NEO’s employment

(D)	Consists of an Internet/telecommunications services allowance of $3,600 and an allowance for executive health examination benefits

(5)	As discussed below in the section “Consent by Danone to Common Stock Issuances,” includes $575,000 of vested stock awards (Performance Shares) earned for fiscal year 2017 that were ultimately settled as nonequity incentive plan compensation in the total amount of $355,694 to date because Danone declined to consent to issuances of performance-based, long-term incentive stock awards for fiscal year 2017 to our CEO and COO.

(6)	Mr. Hass elected to receive a portion of his annual bonus in shares of common stock, a total of 5,395 shares. The shares vested on March 22, 2019.

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Consent by Danone to Common Stock Issuances

Lifeway, members of the Smolyansky family, and Danone signed a Stockholders’ Agreement dated October 1, 1999. Under this Agreement, as amended, Danone must give its consent to, among other things, issuances of common stock to our (1) non-employee directors, (2) our employees, and (3) our CEO and COO, including any performance-based, long-term incentive equity awards to employees including our CEO and COO pursuant to our Omnibus Plan.

In 2018, we tried to obtain Danone’s consent to equity awards to (1) non-employee directors for the 2018-19 Board year, (2) employees who had earned incentive stock awards in 2017 that would vest in March 2018, and (3) our CEO and COO, who had earned 32,016 Performance Shares in 2017 that would vest in March 2018. However, Danone only consented to the first two categories of issuances, while declining to consent to the awards to our CEO and COO. Therefore, the Board’s Audit and Corporate Governance Committee later cancelled and extinguished the vested portion of our CEO and COO’s Performance Share award in exchange for incentive cash payments to Ms. Smolyansky and Mr. Smolyansky under the Omnibus Plan in the amount of $287,500 each, the value of the vested portion of the Performance Share award on its vesting date.

In 2019, Lifeway sought Danone’s consent to the issuance of Performance Shares to (1) non-employee directors for the 2019-20 Board year, (2) employees who had earned incentive or retention stock awards that would vest in March 2019, and (3) our CEO and COO, who had earned 32,016 Performance Shares in 2017 that would vest in March 2019. However, Danone only consented to the first two categories of issuances, while again declining to give consent to the awards to our CEO and COO. Therefore, the Board’s Audit and Corporate Governance Committee cancelled and extinguished our CEO and COO’s Performance Share award in exchange for incentive cash payments to Ms. Smolyansky and Mr. Smolyansky in the amount of $68,194 each, the value of the vested portion of the Performance Share award on its vesting date. The remaining 32,015 shares of the Performance Share awards to Ms. Smolyansky and Mr. Smolyansky for 2017 Performance Periods will vest, if at all, in 2020 pursuant to the schedule approved by the Board and will require Danone’s consent prior to issuance.

Danone’s denials had no impact on the total incentive compensation earned by our CEO and COO in 2017 and 2018. However, the denials served to eliminate the long-term equity awards due them in favor of nonequity incentive awards. The Committee continues to believe that granting a mix of equity and nonequity incentive awards to our CEO and COO is both consistent with market practices and in the best interest of our shareholders. As part of our benchmarking and analysis process described above, the Committee determined that all of Lifeway’s peers, as well as numerous other publicly traded corporations led by founders and/or controlling shareholders, make such awards to their named executive officers (even when such NEOs also hold substantial or controlling stakes in those companies). The Committee will continue to direct Lifeway to seek Danone’s consent to all three categories of equity awards when earned.

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AUDIT AND CORPORATE GOVERNANCE COMMITTEE COMPENSATION REPORT

The following report does not constitute soliciting material and is not considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit and Corporate Governance Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement, including the related compensation tables, notes, and narrative discussion. Based on its review and discussions with management, the Audit and Corporate Governance Committee recommended to the Board the inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

Respectfully Submitted,

AUDIT AND CORPORATE GOVERNANCE COMMITTEE

George Sent, Chairperson and Lead Independent Director

Jason Scher

Pol Sikar

THE FOREGOING AUDIT AND CORPORATE GOVERNANCE COMMITTEE COMPENSATION REPORT SHALL NOT BE “SOLICITING MATERIAL” OR BE DEEMED FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

Employment agreements, severance, and change-in-control arrangements between Lifeway and Named Executive Officers

NEO Employment Agreements

Julie Smolyansky serves Lifeway pursuant to an employment agreement dated as of September 12, 2002. Pursuant to the agreement, Ms. Smolyansky is entitled to an annual base salary and an annual bonus subject to such incentive bonus targets and plans that Lifeway may adopt from time to time. In both 2017 and 2018, Ms. Smolyansky was entitled to receive an annual base salary of $1,000,000, an amount that the Board reviews annually. She is also eligible for certain cash, equity, and other incentive awards based on the satisfaction of the Board’s pre-established performance goals. In 2017 and 2018, the Board set bonus targets for her in compliance with its Omnibus Plan and applicable IRS regulations governing performance-based compensation for which Ms. Smolyansky is eligible. In the event that (a) Ms. Smolyansky is terminated other than for Cause (as defined therein) or (b) Ms. Smolyansky terminates her employment for Good Reason (as defined in the agreement) or due to her death, then Ms. Smolyansky is entitled to a lump sum payment consisting of (y) twice her then-current base salary and (z) the aggregate of the annual bonus for which she is then eligible under the agreement and any plans.

Edward Smolyansky serves as Lifeway’s Chief Operating Officer and is not subject to an employment agreement. Pursuant to the terms of his employment set by the Board, Mr. Smolyansky is entitled to an annual base salary and is also eligible for certain cash, equity, and other incentive awards based on the satisfaction of the Board’s pre-established performance goals. In both 2017 and 2018, Mr. Smolyansky was entitled to receive an annual base salary of $1,000,000, an amount that the Board reviews annually. In 2017 and 2018, the Board set bonus targets for him in compliance with its Omnibus Plan and applicable IRS regulations governing performance-based compensation. Mr. Smolyansky is not subject to any severance or change-in-control arrangements.

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Douglas A. Hass serves Lifeway pursuant to an employment agreement dated as of April 21, 2017 and effective January 1, 2017. The agreement renews automatically for successive terms of one year on January 1, unless pursuant to the agreement it is terminated earlier or the Board gives timely notice of non-renewal. Mr. Hass’s base salary was $345,000 in 2017 and $354,500 in 2018. His base salary is subject to annual review by the Board. Pursuant to the agreement, Mr. Hass is also eligible for certain cash, equity, and other incentive awards based on the satisfaction of the Board’s pre-established performance goals. In 2017 and 2018, the Board set bonus targets for him in compliance with its Omnibus Plan and applicable IRS regulations governing performance-based compensation. Lifeway may terminate Mr. Hass’s employment for any lawful reason, with or without Cause, and Mr. Hass may resign for or without Good Reason (each as defined in the agreement).

Pursuant to his employment agreement, Mr. Hass, upon Non-Renewal, termination without Cause, or by his resignation with Good Reason (as defined in his Employment Agreement), will be entitled to certain payments and benefits shown in the tables below. Receipt of any severance amounts under Mr. Hass’s Employment Agreement is conditioned on execution of an enforceable general release of claims in a form satisfactory to Lifeway.

	Non-Renewal	Termination without Cause or Resignation for Good Reason	Termination for Cause or Resignation Without Good Reason
Base Salary	3 months after termination date	The remainder of the term or 6 months, whichever is greater	Through termination date

Bonus Payments	Greater of (i) bonus for fiscal year of termination date (ii) bonus paid for fiscal year prior to termination date	Greater of (i) bonus for fiscal year of termination date (ii) bonus paid for fiscal year prior to termination date	None

Outstanding Equity Awards	Vested but unsettled outstanding equity awards	Accelerated vesting of all outstanding equity awards	Vested but unsettled outstanding equity awards

Health Insurance	None	Company-paid COBRA premiums through the earliest of (i) six calendar months after termination date, (ii) the date executive becomes eligible for group health insurance through another employer, or (iii) the date executive ceases to be eligible for COBRA coverage	None

Financial Services or Transition-Related	None	$10,000	None

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Omnibus Plan Change of Control Provisions

Pursuant to Articles 16.1 and 16.2 of the Omnibus Plan, if, prior to the vesting date of an Award under the Omnibus Plan, a Change of Control occurs and the NEO receives neither (i) a Replacement Award nor (ii) payment for the cancellation and termination of the Award, then all then-outstanding and unvested Stock Options, Stock Appreciation Rights, and Awards whose vesting depends merely on the satisfaction of a service obligation by the NEO shall vest in full and be free of vesting restrictions.

Pursuant to Article 16.3 of the Omnibus Plan, upon an NEO’s termination of employment other than for Cause in connection with or within two years after a Change of Control, then (i) all Replacement Awards shall become fully vested and (if applicable) exercisable and free of restrictions, and (ii) all Stock Options and Stock Appreciation Rights held by the NEO on the date of termination that were held on the date of the Change of Control shall remain exercisable for the term of the Stock Option or Stock Appreciation Right.

Capitalized terms used in this section but not defined herein have the meanings assigned to them in the Omnibus Plan.

There are no other agreements with the NEOs that provide for payments in connection with resignation, retirement, termination of employment, or change in control other than the employment agreements described above.

Equity Compensation Plans

The following table sets forth certain information, as of December 31, 2018, regarding the shares of Lifeway’s common stock authorized for issuance under our Omnibus Plan.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	65,376	$10.42	3,466,876
Equity compensation plans not approved by security holders	0	$0	--
Total	65,376	$10.42	3,466,876

On March 29, 2016, Lifeway filed a registration statement on Form S-8 with the Securities and Exchange Commission in connection with the Omnibus Plan covering 3,500,000 shares of our common stock, as adjusted. We adopted the Omnibus Plan on December 14, 2015. Pursuant to the Plan, we may issue common stock, options to purchase common stock, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, cash-based awards and other stock-based awards to our employees. A total of 3,466,876 shares were eligible for issuance under the Plan at December 31, 2018. The Board has the discretion to determine the option price, number of shares, grant date, and vesting terms of awards granted under the Plan.

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Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding each unexercised stock option and restricted stock award held by our NEOs as of December 31, 2018.

Name		Option awards			Stock awards
	Grant Date	Number of securities underlying unexercised options exercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($) (1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (1)
Julie Smolyansky	8/07/2017 (2)				64,031	120,378

Edward Smolyansky	8/07/2017 (2)				64,031	120,378

Douglas A. Hass	7/01/2016 (3)	50	$9.57	7/01/2026
	3/14/2017 (4)				4,414	8,298
	12/3/2018 (5)						33,057	62,147
	12/26/2018 (6)						5,395	10,142

(1)	The market values of these stock awards are calculated by multiplying the number of unvested/unearned shares held by the applicable NEO by the closing price of our common stock on December 31, 2018, the last trading day of our fiscal year, which was $1.88.

(2)	Represents a time-based restricted stock award pursuant to Lifeway’s 2015 Omnibus Incentive Plan. As discussed above in the section “Consent by Danone to Common Stock Issuances,” these unvested stock awards (Performance Shares) earned for fiscal year 2017 are subject to Danone’s consent to issuances of performance-based, long-term incentive stock awards for fiscal year 2017 to our CEO and COO. Of such time-based restricted stock, 32,016 would have vested on March 12, 2019, but were cancelled, terminated and extinguished pursuant to resolutions adopted by our Audit and Corporate Governance Committee in exchange for a cash payment equal to the value of the vested shares on their vesting date. 32,015 shares will vest on March 14, 2020, contingent on the NEO’s continued service on the vesting date and on Danone’s consent to such issuance.

(3)	The time-based vesting condition has been met and the options are fully-vested and exercisable.

(4)	Represents a time-based restricted stock award pursuant to Lifeway's 2015 Omnibus Incentive Plan. Of such time-based restricted stock, 2,207 vested on March 14, 2019; and 2,207 will vest on March 14, 2020, contingent on the NEO’s continued service on the applicable vesting date.

(5)	Represents a time-based restricted stock award pursuant to Lifeway's 2015 Omnibus Incentive Plan. Of such time-based restricted stock, 11,019 shares vested on March 31, 2019; 11,019 will vest on March 31, 2020; and 11,019 will vest on March 31, 2021, contingent on the NEO’s continued service on each applicable vesting date.

(6)	Represents a time-based restricted stock award pursuant to Lifeway’s 2015 Omnibus Incentive Plan that vested on March 22, 2019.

2019 Proxy Statement - 44

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10% of its Common Stock to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all such reports they file. Based on our review of the copies of such forms that we received, or written representations from certain reporting persons, we believe that none of our directors, executive officers, or persons who beneficially own more than 10% of Lifeway’s Common Stock failed to comply with Section 16(a) reporting requirements in the fiscal year ended December 31, 2018, with the exception of a late Form 3 report for Laurent Marcel. Mr. Marcel was appointed a director effective January 1, 2018, and filed a Form 3 on September 11, 2018 reporting that he did not beneficially own any of our securities.

Ownership of Common Stock by Certain Beneficial Owners and Management

As of the Record Date, Lifeway’s directors and “Named Executive Officers” (“NEOs”) beneficially own, directly or indirectly, in the aggregate, approximately 51.3% of its outstanding Common Stock. These shareholders have significant influence over our business affairs, with the ability to control matters requiring approval by our shareholders, including the two proposals set forth in this Proxy Statement and other matters such as approvals of mergers or other business combinations.

The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of the Common Stock for (i) each person, or group of affiliated persons, known by Lifeway to beneficially own more than 5% of the outstanding shares of our Common Stock, (ii) each of our directors, (iii) each of our NEOs, and (iv) all of our directors and executive officers as a group.

Name and Address (a)	Shares Beneficially Owned (b)
	Number		Percent
Ludmila Smolyansky	5,219,559	(c)	33.0%
Julie Smolyansky	1,768,864	(d)	11.2%
Edward Smolyansky	1,493,614	(e)	9.4%
Douglas A. Hass	37,489		*

Renzo Bernardi	18,842		*
George Sent	9,853		*
Pol Sikar	8,889		*
Jason Scher	4.942		*
Laurent Marcel	0		--

Danone North America PBC 100 Hillside Avenue White Plains, NY 10603-2861	3,454,756	(f)	21.8%

All directors and executive officers as a group (11 persons)	8,117,746	(g)	51.3%

____________

*	Less than 1%
(a)	Unless otherwise indicated, the business address of each person or entity named in the table is c/o Lifeway Foods, Inc., 6431 Oakton St., Morton Grove, IL 60053.
(b)	Applicable percentage of ownership is based on 15,817,138 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with SEC rules and includes voting and investment power with respect to shares. Shares of Common Stock subject to options, warrants, or other convertible securities exercisable within 60 days after the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options, warrants, or other convertible securities, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares of Common Stock shown.

2019 Proxy Statement - 45

(c)	Includes (i) 5,192,216 shares held by the Ludmila Smolyansky Trust 2/1/05, of which Mrs. Smolyansky is the trustee and (ii) 27,343 shares held by The Smolyansky Family Foundation, of which Mrs. Smolyansky is the trustee. Includes an aggregate of 1,759,000 shares subject to pledge in accordance with the terms and conditions of a full recourse loan agreement with a lender.
(d)	Includes (i) 22,216 shares held by Ms. Smolyansky on behalf of minor children, (ii) 4,636 shares held by Ms. Smolyansky’s spouse and (iii) 500,000 shares held by Smolyansky Family Holdings, LLC (the “Smolyansky LLC”) of which Ms. Smolyansky beneficially owns 50%. Ms. Smolyansky shares the power to vote and dispose of the shares held by the Smolyansky LLC with Mr. Smolyansky. Ms. Smolyansky disclaims beneficial ownership of the shares held by the Smolyansky LLC except to the extent of any pecuniary interest therein.
(e)	Includes 500,000 shares held by the Smolyansky LLC of which Mr. Smolyansky beneficially owns 50%. Mr. Smolyansky shares the power to vote and dispose of the shares held by the Smolyansky LLC with Ms. Smolyansky. Mr. Smolyansky disclaims beneficial ownership of the shares held by the Smolyansky LLC except to the extent of any pecuniary interest therein.
(f)	Based on information known to Lifeway.
(g)	Includes (i) 5,223,966 shares held by the Ludmila Smolyansky Trust 2/1/05, of which Ludmila Smolyansky is the trustee, (ii) 27,343 shares held by The Smolyansky Family Foundation, of which Ludmila Smolyansky is the trustee, (iii) 22,216 shares held by Julie Smolyansky on behalf of minor children, (iv) 4,636 shares held by Julie Smolyansky’s spouse and (iii) 500,000 shares held by the Smolyansky LLC of which Julie Smolyansky and Edward Smolyansky each beneficially owns 50%.

2019 Proxy Statement - 46

6.	Audit Matters

AUDIT AND CORPORATE GOVERNANCE COMMITTEE

AUDIT REPORT

The Board of Directors has the ultimate authority for effective corporate governance, including oversight of Lifeway’s management. The Audit and Corporate Governance Committee assists the Board in fulfilling its responsibilities by overseeing, among other things, Lifeway’s accounting and financial reporting processes (including the internal audit function), the audits of Lifeway’s consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as Lifeway’s independent auditor, and the performance and continued retention of Lifeway’s internal auditor.

The Audit and Corporate Governance Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of Lifeway’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Together with Lifeway’s internal auditor, management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Lifeway’s system of internal control. Lifeway’s independent auditor, Mayer Hoffman McCann (MHM), is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. MHM is also responsible for expressing an opinion on the effectiveness of Lifeway’s internal control over financial reporting.

During fiscal year 2018, the Audit and Corporate Governance Committee fulfilled its responsibilities as set forth in its charter and further described above in the “Board Committees” section. The Audit and Corporate Governance Committee has reviewed and discussed with management, and the independent auditor, Lifeway’s audited consolidated financial statements and related footnotes for the fiscal year ended December 31, 2018, and the independent auditor’s report on those financial statements. Management represented to the Audit and Corporate Governance Committee that Lifeway’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. MHM presented the matters required to be discussed with the Audit and Corporate Governance Committee by Public Company Accounting Oversight Board standards and Rule 2-07 of SEC Regulation S-X. This review included a discussion with management, the internal auditor, and the independent auditor of the quality (not merely the acceptability) of Lifeway’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in Lifeway’s consolidated financial statements, including the disclosures relating to critical accounting policies.

Based on the reviews and discussions described above, the Audit and Corporate Governance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Lifeway’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

The Audit and Corporate Governance Committee also recognizes the importance of maintaining the independence of Lifeway’s independent auditor, both in fact and appearance, and takes a number of measures to ensure independence. With input from management and MHM, the Audit and Corporate Governance Committee also assesses MHM’s performance and leads the selection of MHM’s audit engagement partner. As part of its auditor engagement process, the Audit and Corporate Governance Committee consults with management and considers whether to rotate the independent audit firm. MHM has served as Lifeway’s independent auditor since 2015. In addition, MHM has provided the Audit and Corporate Governance Committee with the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Corporate Governance Committee concerning independence. The Audit and Corporate Governance Committee has reviewed these materials and discussed MHM’s independence with the firm.

2019 Proxy Statement - 47

As a result of the review and discussions described above, the Audit and Corporate Governance Committee concluded that the selection of MHM as the independent registered public accounting firm for fiscal year 2019 is in the best interest of Lifeway and its shareholders. The Committee therefore recommended to the Board that it have shareholders ratify this selection at the Annual Meeting.

Respectfully Submitted,

AUDIT AND CORPORATE GOVERNANCE COMMITTEE

George Sent, Chairperson and Lead Independent Director

Jason Scher

Pol Sikar

THE FOREGOING AUDIT AND CORPORATE GOVERNANCE COMMITTEE AUDIT REPORT SHALL NOT BE “SOLICITING MATERIAL” OR BE DEEMED FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE IT BY REFERENCE INTO SUCH FILING.

Fees Billed by Mayer Hoffman McCann P.C. (MHM)

The following table sets forth the fees for professional audit services rendered by our independent registered public accounting firm Mayer Hoffman McCann (MHM) in connection with fiscal years ended December 31, 2018 and 2017 and fees billed for other services rendered by MHM during those periods:

Fees Billed by Independent Registered Public Accounting Firm
Type of Fees	2018	2017
(1) Audit Fees	$ 594,972	$ 557,564
(2) Audit-Related Fees	—	—
(3) Tax Fees	—	—
(4) All Other Fees	—	—
	$ 594,972	$ 557,564

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees Lifeway paid to its independent registered public accountant for professional services in connection with the audit of our consolidated financial statements for the fiscal years ended December 31, 2018 and 2017 included in Form 10-K, for the audit of our internal control over financial reporting, for the review of the unaudited financial statements included in Form 10-Qs within those fiscal years, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for work performed during those fiscal years for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements; “tax fees” are fees for work performed during those fiscal years for tax compliance, tax advice, and tax planning; and “all other fees” are fees for work performed during those fiscal years for any services not included in the first three categories. All of the services set forth in sections (1) through (4) above were approved by the Audit and Corporate Governance Committee in accordance with its charter.

For the fiscal years ended December 31, 2018 and 2017, we retained certain firms other than MHM for tax compliance, tax advice and tax planning.

2019 Proxy Statement - 48

Pre-Approval of Audit and Non-Audit Services

Lifeway’s Audit and Corporate Governance Committee has adopted policies and procedures for pre-approving all non-audit work performed by its auditors. The policy sets forth the procedures and conditions for both pre-approval of audit-related services to be performed by its auditors (assurance and related services that are reasonably related to the performance of the auditors’ review of the financial statements or that are traditionally performed by the independent auditor) and specific pre-approval for all other services for the current fiscal year consistent with the SEC’s rules on auditor independence. The Audit and Corporate Governance Committee is asked to pre-approve the engagement of the independent auditor and the projected fees for audit services for the current fiscal year during the first quarter of each year.

Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit and Corporate Governance Committee if it is to be provided by the auditors. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit and Corporate Governance Committee. In determining whether to approve a particular audit or permitted non-audit service, the Audit and Corporate Governance Committee will consider, among other things, whether the service is consistent with maintaining the independence of the independent registered public accounting firm. The Audit and Corporate Governance Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service to us and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality. Specifically, the Audit and Corporate Governance Committee has not pre-approved the use of MHM for non-audit services. There was no non-audit work performed by MHM for the fiscal years ended December 31, 2018 or December 31, 2017.

2019 Proxy Statement - 49

7.	Other business

The Board does not intend to bring any other business before the Annual Meeting, and so far as is known to our Board, no matters are to be brought before the meeting other than as specified in the notice of meeting. In addition to the scheduled items of business, the meeting may consider shareholder proposals and matters relating to the conduct of the meeting. As to any other business that may properly come before the meeting, proxies will be voted in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors Douglas A. Hass General Counsel and Assistant Secretary

Morton Grove, Illinois Date: April 30, 2019

2019 Proxy Statement - 50

LIFEWAY FOODS, INC.
ATTN: LEGAL DEPARTMENT
6101 WEST GROSS POINT RD.
NILES, IL 60714

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/19/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/19/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Ludmila Smolyansky
02 George Sent
03 Julie Smolyansky
04 Edward Smolyansky
05 Pol Sikar
06 Renzo Bernardi
07 Jason Scher
08 Laurent Marcel

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: This Proxy Card when properly executed will be voted in the manner directed herein. If no direction is made, the proxies will vote in accordance with the Board of Directors' recommendations on all matters listed on this Proxy Card, and in accordance with their judgment on such other matters as may properly come before the meeting and any adjournment thereof.

The Board of Directors recommends you vote every 3 YEARS on the following proposal:

	1 year	2 years	3 years
4. Vote, on a non-binding advisory basis, on the frequency of holding the say-on-pay vote	☐	☐	☐

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

02 0000000000

0000422494_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement, Form 10-K are available at www.proxyvote.com

LIFEWAY FOODS, INC.
Annual Meeting of Shareholders
June 20, 2019 2:00 PM
This proxy is solicited by the Board of Directors

The undersigned, revoking all prior proxies, hereby constitutes and appoints Julie Smolyansky, Edward Smolyansky, or Douglas A. Hass true and lawful agents and proxies with full power of substitution in each, to attend the Annual Meeting of Shareholders of Lifeway Foods, Inc. to be held at the Holiday Inn, 5300 W. Touhy Avenue, Skokie, Illinois at 2:00 p.m. local time, on June 20, 2019, and at any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting, and otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" PROPOSAL 2 AND 3 AND "EVERY THREE YEARS" ON PROPOSAL 4. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Continued and to be signed on reverse side

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